EXHIBIT 10.2

Execution Version

MULTIPARTY AGREEMENT

Dated as of October 18, 2011

among

CINEDIGM DIGITAL FUNDING 2, LLC,
as Borrower,

ACCESS DIGITAL CINEMA PHASE 2, CORP.,

CDF2 HOLDINGS, LLC,

CINEDIGM DIGITAL CINEMA CORP.,

CHG-MERIDIAN U.S. FINANCE, LTD.,

SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH,
as Senior Agent

and

                        BALLANTYNE STRONG, INC.,
                    as Approved Vendor

-i-

-ii-

-iii-

-iv-

MULTIPARTY AGREEMENT

This MULTIPARTY AGREEMENT, dated as of October 18, 2011, and entered into by and among CINEDIGM DIGITAL FUNDING 2, LLC, a Delaware limited liability company (the "Borrower"), ACCESS DIGITAL CINEMA PHASE 2, CORP., a Delaware corporation ("Parent Holdings"), CDF2 HOLDINGS, LLC, a Delaware limited liability company ("Holdings"), CINEDIGM DIGITAL CINEMA CORP., a Delaware corporation ("Cinedigm"), each Grantor (as defined herein) from time to time party hereto, CHG-MERIDIAN U.S. FINANCE, LTD., a California corporation (together with its successors and permitted assigns under the CHG Lease Agreement (as defined herein) and the CDF2 Loan Agreement (as defined herein), "CHG"), SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH ("SG"), as collateral agent (in such capacity, together with its successors and assigns in such capacity from time to time, the "Senior Collateral Agent") and administrative agent (in such capacity and together with any successors and assigns in such capacity, the "Senior Administrative Agent") under the Senior Credit Documents (as defined herein), BALLANTYNE STRONG, INC. ("Ballantyne"), a Delaware corporation and the other Approved Vendors (as defined in the Senior Credit Agreement) from time to time parties hereto (together with Ballantyne, the "Approved Vendors").  Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

W I T N E S S E T H

WHEREAS, the Borrower, the Senior Lenders party thereto from time to time and the Senior Agents are party to that certain Credit Agreement, dated as of October 18, 2011 (as amended, restated, supplemented, modified and/or Refinanced from time to time, the "Senior Credit Agreement") providing for the making of Senior Revolving Loans and Senior Term Loans to the Borrower, all as provided therein;

WHEREAS, the Borrower, as lender, and CHG, as borrower, are party to that certain Non-Recourse Loan Agreement, dated as of October 18, 2011 (as amended, restated, supplemented, modified and/or Refinanced from time to time, the "CDF2 Loan Agreement") providing for the making of CDF2 Non-Recourse Loans as provided therein with certain proceeds of the Senior Term Loans;

WHEREAS, CHG and any other CHG Lease Participants provided a lease facility under two or more master lease agreements and associated lease schedules (collectively, the "CHG Lease Agreement") to Holdings, as evidenced by the CHG Lease Facility Documents, each dated as of October 18, 2011, and as may be amended, restated, supplemented, modified and/or Refinanced from time to time, in an aggregate advanced amount of up to $28,900,000 which (when combined with the proceeds of the CDF2 Non-Recourse Loans advanced to CHG under the CDF2 Loan Documents) will fund up to $58,500 per Designated Installed Digital System and up to $53,500 per any other Installed Digital System;

WHEREAS, Holdings has executed or will execute promissory notes in favor of each Approved Vendor (each such promissory note, a "Vendor Note"), each such Vendor Note evidencing Holdings' obligation to pay to such Approved Vendor a portion of the purchase price for Digital Systems supplied to Holdings by such Approved Vendor pursuant to the Supply

Agreement entered into by Holdings and such Approved Vendor, on a subordinated basis after payment in full in cash of all Specified Senior Obligations and subject to the other terms and conditions of this Agreement;

WHEREAS, Holdings has executed or will execute a Subordinated Promissory Note, dated as of October 18, 2011 (such note, and any notes issued under Section 9.1(a) of the Management Services Agreement, the "Cinedigm Installation Notes" and, together with each Vendor Note, the "First Subordinated Notes"), in favor of Cinedigm, evidencing Holdings' obligation to pay to Cinedigm a portion of the Installation Management Fees payable by Holdings to Cinedigm pursuant to the Management Services Agreement, on a subordinated basis after payment in full in cash of all Specified Senior Obligations and subject to the other terms and conditions of this Agreement;

WHEREAS, Holdings will execute certain Subordinated Promissory Notes under Section 4.4(i) or Section 4.5(i) of this Agreement (the "Cinedigm Servicing Notes" or the "Second Subordinated Notes" and, together with the First Subordinated Notes, the "Subordinated Notes"), in favor of Cinedigm, evidencing Holdings' obligation to pay to Cinedigm a portion of the Incentive Servicing Fees payable by Holdings to Cinedigm pursuant to the Management Services Agreement, on a subordinated basis after payment in full in cash of all Senior Obligations, CDF2 Loan Obligations, CHG Lease Obligations and the First Subordinated Notes and subject to the other terms and conditions of this Agreement;

WHEREAS, the obligations of the Borrower and the other Grantors under the Senior Credit Documents and the Hedging Agreements with one or more Secured Hedging Counterparties are secured by the Senior Collateral pursuant to the terms of the Senior Security Documents;

WHEREAS, the obligations of CHG under the CDF2 Loan Documents are secured by the CDF2 Loan Collateral pursuant to the terms of the CDF2 Loan Security Documents; and

WHEREAS, the obligations of Holdings under the CHG Lease Facility Documents are secured by the CHG Lease Collateral pursuant to the terms of the CHG Lease Security Documents;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1   Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

"Accrued Default Interest" has the meaning set forth in the Senior Credit Agreement.

"Administrative Servicer" means Cinedigm, in its capacity as administrative servicer under the Management Services Agreement or any successor administrative servicer appointed in accordance with the terms of the Management Services Agreement and the Senior Credit Agreement.

"Advisory Engagement Letter" means the Cinedigm Digital Funding 2 Advisory Engagement letter, dated June 23, 2011, among Parent Holdings, Cinedigm and SG Americas Securities, LLC, as amended.

"Affiliate" means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.  For purpose of this definition, "control" means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"Agreement" means this Multiparty Agreement, as amended, restated, renewed, extended, supplemented and/or otherwise modified from time to time in accordance with the terms hereof.

"Applicable Tax Amount" has the meaning set forth in Section 7.12 hereof.

"Application Date" means a Monthly Application Date or a Quarterly Application Date, as the case may be.

"Approved Exhibitor" means an Exhibitor acceptable to (a) prior to the Effective Date, the Bookrunners and (b) thereafter, the Senior Administrative Agent, in whose theaters Digital Systems are installed.

"Approved Vendor" has the meaning set forth in the Senior Credit Agreement.

"Availability Period" has the meaning set forth in the Senior Credit Agreement.

"Average Screens in Service" means, for any period of determination, the quotient of (a) the sum of (i) the aggregate number of Screens in Service on (A) the Effective Date if the Effective Date falls within such period or (B) the first day of the first full fiscal month in such period if the Effective Date does not fall within such period, (ii) the aggregate number of Screens in Service on the first day of each of the subsequent full fiscal months in such period (other than the last such month of such period), and (iii) the aggregate number of Screens in Service on the last day of such period, divided by (b) the number of full fiscal months in such period of determination.  For purposes of clause (b), the fiscal month in which the Effective Date occurs shall be deemed to be a full fiscal month.

By way of example, for a four-fiscal month period consisting of the months of January, February, March and April, and assuming that the Effective Date occurs on January 10, if there are

•	5 Screens in Service on January 1,

•	10 Screens in Service on January 10 (i.e., the Effective Date),
•	20 Screens in Service on February 1,
•	40 Screens in Service on March 1,
•	45 Screens in Service on April 1 and
•	50 Screens in Service on April 30,

then the Average Screens in Service for such four-month period is equal to 30.

"Back-Up Services Expenses" has the meaning set forth in the Management Services Agreement.

"Ballantyne" has the meaning set forth in the preamble of this Agreement.

"Ballantyne Supply Agreement" means that certain Digital System Supply Agreement by and between Holdings and Ballantyne, dated as of August 16, 2011, as the same may be amended, modified, restated, supplemented and/or replaced from time to time.

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

"Bankruptcy Law" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

"Bookrunners" has the meaning set forth in the Senior Credit Agreement.

"Borrower" has the meaning set forth in the preamble of this Agreement.

"Borrowing" has the meaning set forth in the Senior Credit Agreement.

"Business Day" means any day except a Saturday, Sunday or any day on which banks are required or authorized to close in New York City or the State of New Jersey.

"Capital Expenditures" means, for any Person for any period, the aggregate of all expenditures, whether or not made through the incurrence of Indebtedness, by such Person and its Subsidiaries during such period for the purchase, acquisition, leasing (pursuant to a Capital Lease), receipt, delivery, construction, installation, replacement, repair, redeployment, substitution or improvement of fixed or capital assets or additions to such assets, in each case required to be capitalized under GAAP on a Consolidated balance sheet of such Person, excluding interest capitalized during construction.

"Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or is required to be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

"Cash Collateral" has the meaning set forth in Section 363(a) of the Bankruptcy Code.

"Cash Collateral Account" means (a) a deposit account or securities account in the name of the Borrower and under the exclusive "control" (as defined in the applicable UCC) of the Senior Collateral Agent and (i) in the case of a deposit account, from which the Borrower may not make withdrawals except as permitted by the Senior Collateral Agent and (ii) in the case of a securities account, with respect to which the Senior Collateral Agent shall be the entitlement holder and the only Person authorized to give (or to authorize another Person to give) entitlement orders with respect thereto and (b) solely with respect to amounts paid by Distributors with respect to Installed Digital Systems, the Distributor Lockbox Account.

"Cash Equivalents" has the meaning set forth in the Senior Credit Agreement.

"Cash Expense Report" has the meaning set forth in the Senior Credit Agreement.

"Cash Management Accounts" has the meaning set forth in Section 4.1(a) hereof.

"Casualty Value" has the meaning set forth in the CHG Lease Agreement.

"CDF2 Loan Agreement" has the meaning set forth in the recitals hereto.

"CDF2 Loan Collateral" means (a) all Digital Systems acquired by CHG from Holdings pursuant to the CHG Sale Leaseback, (b) CHG's rights in and to each CHG Lease Facility Document (as lessor/Holdings' counterparty) and the Use Tax Account, (c) CHG's rights in and to each Digital Cinema Deployment Agreement, each Exhibitor Agreement, each CHG Lease Facility Document, each Supply Agreement and the Management Services Agreement (in each case to the extent assigned to CHG by Holdings pursuant to the CHG Lease Security Documents) and (d) the proceeds of each of the foregoing, in each case, on a non-recourse basis (other than to the extent of remedies expressly provided under the CDF2 Loan Documents to which CHG is a party).

"CDF2 Loan Collateral Agent" means "Collateral Agent" as defined in the CDF2 Loan Agreement.

"CDF2 Loan Creditors" means (a) the Borrower, as holder of CDF2 Loan Obligations, the CDF2 Loan Collateral Agent and any other agents under the CDF2 Loan Documents and (b) the Senior Collateral Agent acting on behalf of the Borrower with respect to the exercise of remedies under the CDF2 Loan Documents, pursuant to the terms of the Senior Security Documents.

"CDF2 Loan Documents" means, collectively, the CDF2 Loan Agreement, the CDF2 Loan Security Documents, this Agreement and all agreements, notices, certificates and other documents executed in connection with the CDF2 Loan Agreement, in each case, on terms and conditions satisfactory to (a) prior to the Effective Date, the Bookrunners in their sole discretion, and (b) thereafter, the Senior Agent acting on behalf of the Senior Lenders and as the same may be amended, restated, supplemented, modified and/or Refinanced from time to time in accordance with the terms of the CDF2 Loan Documents, the Senior Credit Agreement and this Agreement.

"CDF2 Loan Obligations" means all "Obligations" as defined in the CDF2 Loan Agreement.  "CDF2 Loan Obligations" shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding  (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) on or after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant CDF2 Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys' and/or financial consultants' fees and expenses) incurred by the CDF2 Loan Creditors on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of each Grantor under each CDF2 Loan Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.

"CDF2 Loan Security Documents" means all agreements, documents, mortgages or instruments (including all assignments of leases and lease payments in favor of the Borrower) pursuant to which a Lien is granted (or purported to be granted) securing any CDF2 Loan Obligations or under which rights or remedies with respect to such Liens are governed, in each case, on terms and conditions satisfactory to (a) prior to the Effective Date, the Bookrunners in their sole discretion and (b) thereafter, the Senior Agent, acting on behalf of the Senior Lenders, and as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.

"CDF2 Non-Recourse Loans" means the "Term Loans" as defined in the CDF2 Loan Documents.

"CHG" has the meaning set forth in the preamble of this Agreement; provided that the term "CHG" shall include, where appropriate, the CHG Lease Collateral Agent.

"CHG Lease Agreement" has the meaning set forth in the recitals hereto.

"CHG Lease Collateral" means (a) in the case of Parent Holdings, all cash and other amounts maintained in the Distributor Lockbox Account to the extent constituting revenues and earnings derived from the Installed Digital Systems (including VPFs), on a non-recourse basis (other than to the extent of remedies expressly provided under the CHG Lease Facility Documents to which Parent Holdings is a party), (b) in the case of Holdings, (i) the Holdings Operating Account and the Equipment Purchase Account, in each case, together with all cash and other amounts maintained therein and (ii) Holdings' rights in and to each Digital Cinema Deployment Agreement (to the extent assigned to Holdings by Parent Holdings pursuant to the Sale and Contribution Agreement), each Exhibitor Agreement, each CHG Lease Facility Document (including without limitation Holdings' leasehold interest in each Installed Digital System leased thereunder), each Supply Agreement and the Management Services Agreement, (c) in the case of the Borrower, the Collection Account and all cash and other amounts maintained therein, on a non-recourse basis, and (d) the proceeds of each of the foregoing in each case, on a non-recourse basis (other than to the extent of remedies expressly provided under the CHG Lease Facility Documents to which Holdings is a party).

"CHG Lease Collateral Agent" means "Collateral Agent" as defined in the CHG Lease Agreement.

"CHG Lease Creditors" means, at any relevant time, the holders of CHG Lease Obligations at such time, including, without limitation, CHG and any other agents under the CHG Lease Agreement.

"CHG Lease Facility Documents" means, collectively, the CHG Lease Agreement, all sale and leaseback agreements, all schedules, supplemental term riders and confirmations thereunder, all updates to such schedules and confirmations, all irrevocable order of payments and all updates thereto, the CHG Lease Security Documents, all commitment letters by CHG to fund not less than $23,050,000 to Holdings (without giving effect to advances funded with the proceeds of the CDF2 Non-Recourse Loans), each purchase and sale agreement with respect to CHG's acquisition of rights in the Installed Digital Systems which are subject to the CHG Lease Agreement, this Agreement and all other agreements, certificates and other documents executed in connection with the CHG Lease Agreement, in each case, on terms and conditions satisfactory to (a) prior to the Effective Date, the Bookrunners in their sole discretion, and (b) thereafter, the Senior Agent acting on behalf of the Senior Lenders, and as the same may be amended, restated, supplemented, modified and/or Refinanced from time to time in accordance with the terms of the Senior Credit Agreement.

"CHG Lease Obligations" means all amounts payable to CHG under the CHG Lease Agreement, including Rent, Casualty Value, any purchase option or renewal option payments set forth in the CHG Lease Facility Documents, interest under the CHG Lease Facility Documents and all indemnity obligations owed to CHG under the CHG Lease Facility Documents, including with respect to property tax and use tax.  "CHG Lease Obligations" shall in any event include: (a) all lease payment obligations (including interest) accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding  (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) on or after commencement of an Insolvency or Liquidation Proceeding in accordance with the terms and rates specified in the relevant CHG Lease Facility Document whether or not the claim for such lease payment obligations is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys' and/or financial consultants' fees and expenses) incurred by the Junior Creditors on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of each Grantor under each CHG Lease Facility Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.

"CHG Lease Participant" means CHG and any permitted assignee of CHG under the CHG Lease Agreement.

"CHG Lease Security Documents" means agreements, documents, mortgages or instruments pursuant to which a Lien is granted (or purported to be granted) securing any CHG Lease Obligations or under which rights or remedies with respect to such Liens are governed, in each case, on terms and conditions satisfactory to (a) prior to the Effective Date, the

Bookrunners in their sole discretion and (b) thereafter, the Senior Agent, acting on behalf of the Senior Lenders and as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.

"CHG Sale Leaseback" means the sale and leaseback transaction between Holdings, as seller/lessee and CHG, as purchaser/lessor.

"Cinedigm" has the meaning set forth in the preamble of this Agreement.

"Cinedigm Installation Notes" has the meaning set forth in the recitals hereto, and includes any permitted assignment thereof by any payee thereof.

"Cinedigm Servicing Notes" has the meaning set forth in the recitals hereto, and includes any permitted assignment thereof by any payee thereof.

"Collateral" means all of the assets and property of any Grantor, whether real, personal or mixed, constituting Senior Collateral, CHG Lease Collateral and/or CDF2 Loan Collateral, as applicable.

"Collection Account" means the Cash Collateral Account identified as the "Collection Account" in Section 4.1(a) hereto and any replacement Cash Collateral Account with a depository bank that is, or whose holding company is, rated at least BBB- by S&P and at least Baa3 by Moody's reasonably requested by the Borrower and acceptable to the Senior Administrative Agent and the Senior Collateral Agent.

"Compliance Certificate" has the meaning set forth in the Senior Credit Agreement.

"Consenting Parties" has the meaning set forth in Section 3.1(a) hereto.

"Consolidated" means, with respect to any Person, the financial results of such Person and its Subsidiaries consolidated in accordance with GAAP.

"Consolidated Fixed Charge Coverage Ratio" has the meaning set forth in the Senior Credit Agreement.

"Consolidated Leverage Ratio" has the meaning set forth in the Senior Credit Agreement.

"Contract Change" has the meaning set forth in Section 3.4 hereto.

"Control Agreement" means, with respect to any lockbox, deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Senior Collateral Agent, among the Senior Collateral Agent, the applicable Deposit Bank or other Person at which such account or contract is maintained or with which such entitlement or contract is carried and the Grantor maintaining such account or contract, effective to grant "control" (as defined under the applicable UCC) or, if required hereunder, exclusive "control" over such account to the Senior

Collateral Agent or, in the case of (a) the Distributor Lockbox Account, the collateral agent provided in the Distributor Lockbox Collateral Agency Agreement, (b) the Holdings Operating Account and the Equipment Purchase Account, the Senior Collateral Agent as designee of CHG and the Borrower and (c) the Use Tax Account, the Senior Collateral Agent as designee of the Borrower.

"DDTL Escrow Account" has the meaning set forth in Section 4.1(e) hereto.

"DDTL Termination Date" means the first anniversary of the Effective Date.

"DDTL Termination Date Funding" has the meaning set forth in the Senior Credit Agreement.

"Debt Service Account" means the Cash Collateral Account identified as the "Debt Service Account" in Section 4.1(a) hereto and any replacement Cash Collateral Account with a depository bank that is, or whose holding company is, rated at least BBB- by S&P and at least Baa3 by Moody's reasonably requested by the Borrower and acceptable to the Senior Administrative Agent and the Senior Collateral Agent.

"Debt Service Reserve" means, as of any date of determination, a cash reserve held by the Borrower in an amount equal to the product of (a) $1,400 and (b) the number of Installed Digital Systems as of the applicable date of determination (giving effect to all dispositions (other than pursuant to the CHG Sale Leaseback) and acquisitions of Digital Systems as of such date).

"Debt Service Reserve Account" means the Cash Collateral Account identified as the "Debt Service Reserve Account" in Section 4.1(a) hereof and any replacement Cash Collateral Account with a depository bank that is, or whose holding company is, rated at least BBB- by S&P and at least Baa3 by Moody's reasonably requested by the Borrower and acceptable to the Senior Administrative Agent and the Senior Collateral Agent.

"Default" has the meaning set forth in the Specified Senior Facility.

"Defaulting Creditor" has the meaning set forth in Section 7.7(d) hereof.

"Deposit Bank" means SG or any other financial institution reasonably acceptable to the Senior Administrative Agent.

"Designated Cineplex" means a cineplex owned or operated by (a) Marcus Theatres Corporation or (b) any other Exhibitor mutually agreed between (i) the Borrower and (ii) prior to the Effective Date, the Bookrunners in their sole discretion and thereafter, the Senior Administrative Agent in its sole discretion.

"Designated Installed Digital System" means any Installed Digital System installed, or to be installed, at a Designated Cineplex.

"Digital Cinema Deployment Agreement" means a digital cinema deployment agreement in form and substance reasonably acceptable to the Senior Administrative Agent and related to the Phase 2 Rollout which agreement (a) is between (i) Parent Holdings or Parent Holdings and Cinedigm, with rights assigned to Holdings and then to the Borrower, in each case on terms and conditions and pursuant to documentation acceptable to the Senior Administrative Agent and (ii) a Distributor and (b) defines the terms governing VPFs to be made by such Distributor.

"Digital Systems" has the meaning set forth in the Senior Credit Agreement.

"Discharge of CHG Lease Obligations" means, except to the extent otherwise provided in Sections 7.6 hereof (and subject to Sections 3.3, 8.6 and 9.5 hereof), (a) payment in full in cash of all lease payment obligations (including lease payment obligations accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rates and on the terms provided for in the respective CHG Lease Facility Document, whether or not such lease payment obligations would be allowed in any such Insolvency or Liquidation Proceeding) under the CHG Lease Facility Documents, (b) payment in full in cash of all other CHG Lease Obligations (other than contingent indemnity obligations not yet due and payable) that are due and payable or otherwise accrued and owing at or prior to the time such lease payment obligations are paid and (c) termination of all other commitments of the CHG Lease Creditors under the CHG Lease Facility Documents.

"Discharge of First Subordinated Notes" means, subject to Sections 8.6 and 9.5 hereof, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First Subordinated Notes, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First Subordinated Notes and (b) payment in full in cash of all other obligations under the First Subordinated Notes (other than contingent indemnity obligations not yet due and payable) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium are paid.

"Discharge of Second Subordinated Notes" means, subject to Sections 8.6 and 9.5 hereof, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the Second Subordinated Notes, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Second Subordinated Notes and (b) payment in full in cash of all other obligations under the Second Subordinated Notes (other than contingent indemnity obligations not yet due and payable) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium are paid.

"Discharge of Senior Facilities Obligations" means, except to the extent otherwise provided in Section 7.6 hereof (and subject to Sections 8.6 and 9.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Senior Facilities Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Senior Facilities Documents, (b) payment in full in cash of all other Senior Facilities Obligations (other than contingent indemnity obligations not yet due and payable) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the Senior Collateral Agent) of all Secured Hedging Documents, (d) termination of all Senior Commitments of the Senior Creditors under the Senior Credit Documents and (e) solely as the term "Discharge of Senior Facilities Obligations" is used in Sections 3, 4 and 8 (and in any defined term, but only as such defined term is used in Sections 3, 4 and 8), payment in full in cash of the SG Advisory Fee Note.

"Discharge of Senior Obligations" means, except to the extent otherwise provided in Section 7.6 hereof (and subject to Sections 8.6 and 9.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Senior Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Senior Documents, (b) payment in full in cash of all other Senior Obligations (other than contingent indemnity obligations not yet due and payable) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the Senior Collateral Agent) of all Secured Hedging Documents, (d) termination of all other Senior Commitments of the Senior Creditors under the Senior Credit Documents and (e) solely as the term "Discharge of Senior Obligations" is used in Sections 3, 4 and 8 (and in any defined term, but only as such defined term is used in Sections 3, 4 and 8), payment in full in cash of the SG Advisory Fee Note.

"Distributor" means (a) Sony Pictures Entertainment, Inc., (b) Warner Bros Pictures, Inc., (c) Walt Disney Company, (d) Paramount Pictures Corporation, (e) Universal Pictures, Inc., (f) Twentieth Century Fox Film Corp., (g) Lions Gate Entertainment or (h) another Person in the business of distributing theatrical feature films or other traditional or non-traditional motion picture content for exhibition in a theater reasonably acceptable to Senior Administrative Agent.

"Distributor Lockbox Account" means the lockbox account identified as the "Distributor Lockbox Account" in Section 4.1(b) hereto and any replacement lockbox account with a depository bank that is, or whose holding company is, rated at least BBB+ by S&P and at least Baa1 by Moody's reasonably requested by the Borrower and acceptable to the Senior Administrative Agent and the Senior Collateral Agent.

"Distributor Lockbox Collateral Agency Agreement" means an agreement, in form and substance acceptable to the Senior Administrative Agent, appointing a financial institution acceptable to the Senior Administrative Agent, as collateral agent for the benefit of the parties entitled to receive payments from Parent Holdings, Cinedigm or any Affiliate thereof of amounts due from distributors under digital cinema deployment agreements related to the rollout by Cinedigm and its Subsidiaries of 10,000 digital systems via rollout vehicles (including the Phase 2 Rollout), and providing for the allocation of distribution of such amounts.

"Dollars" and the sign "$" each mean the lawful money of the United States.

"Effective Date" has the meaning set forth in the Senior Credit Agreement.

"Enforcement Action" means any action or proceeding (a) to foreclose on, directly collect on, take possession of or control of, or sell (judicially or non-judicially) any Shared Collateral or otherwise enforce a Lien on any Shared Collateral under any applicable agreement, document or instrument pertaining thereto (including, without limitation, by way of setoff, notification of account debtors, notification of depositary banks under deposit account control agreements or exercise of rights under landlord consents), (b) to receive a transfer of Shared Collateral in satisfaction of any obligations secured thereby (other than payments and prepayments in the ordinary course) or (c) otherwise to enforce any Lien or other right or remedy pertaining to the Shared Collateral at law or in equity pursuant to the terms of a Senior Security Document or a CHG Lease Security Document, as applicable.  For the avoidance of doubt, "Enforcement Action" shall not include payment of use tax obligations of CHG from funds in the Use Tax Account.

"Equipment Purchase Account" means the deposit account identified as the "Equipment Purchase Account" in Section 4.1(d) hereto and that is subject to a Control Agreement entered into on or before the Effective Date and any replacement deposit account with a depository bank that is, or whose holding company is, rated at least BBB- by S&P and at least Baa3 by Moody's reasonably requested by Holdings and acceptable to the Senior Agents.

"Excess Cash Flow" means, as of any Quarterly Application Date and following the application of funds pursuant to Section 4.5(a) through (k) hereof, the amount on deposit in the Collection Account.

"Excluded Senior Collateral" means, collectively, (a) the Senior Collateral described in the definition thereof in clauses (b)(i), (c) to the extent relating to the Senior Collateral described in clause (b)(i), and (d) except to the extent also constituting CHG Lease Collateral, and (b) the CDF2 Loan Collateral described in the definition thereof in clauses (a), (b) and (d) to the extent relating to the CDF2 Loan Collateral described in clauses (a) and (b); provided that if any of (1) the Digital Systems acquired by CHG from Holdings pursuant to the CHG Sale Leaseback or (2) the Use Tax Account is determined to be owned by Holdings and not CHG, then such Digital Systems or Use Tax Account, as the case may be, shall not constitute "Excluded Senior Collateral" for purposes of this definition.

"Exhibitor" means (a) an operator of cinema complexes operating Installed Digital Systems as of the Effective Date and (b) each operator subsequently approved by Cinedigm in accordance with its underwriting criteria in effect as of the Effective Date (or as updated in a manner acceptable to the Senior Administrative Agent).

"Exhibitor Agreement" has the meaning set forth in the Senior Credit Agreement.

"Exhibitor Approval Schedule" has the meaning set forth in the Senior Credit Agreement.

"Event of Default" has the meaning set forth in the Specified Senior Facility.

"Fiscal Year" means each twelve month period ending on March 31.

"Fiscal Quarter" means each three (3) month fiscal period ending on March 31, June 30, September 30 or December 31.

"First Subordinated Notes" has the meaning set forth in the recitals hereto, and includes any permitted assignment by any payee thereof.

"GAAP" has the meaning set forth in the Senior Credit Agreement.

"Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

"Grantors" means Parent Holdings, Holdings, the Borrower and each Subsidiary of the Borrower that has executed and delivered, or may from time to time hereafter execute and deliver, a Senior Security Document, a CDF2 Loan Security Document or a CHG Lease Security Document.

"Guaranty and Security Agreement" has the meaning set forth in the Senior Credit Agreement.

"Hedging Agreement" has the meaning set forth in the Senior Credit Agreement.

"Holdings Operating Account" means the deposit account identified as the "Holdings Operating Account" in Section 4.1(c) hereto and that is subject to a Control Agreement entered into on or before the Effective Date and any replacement deposit account with a depository bank that is, or whose holding company is, rated at least BBB- by S&P and at least Baa3 by Moody's reasonably requested by Holdings and acceptable to the Senior Agents.

"Holdings Security Agreement" has the meaning set forth in the Senior Credit Agreement.

"Incentive Servicing Fee" has the meaning set forth in the Management Services Agreement.

"Indebtedness" has the meaning set forth in Senior Credit Agreement.

"Initial Payment Amount" has the meaning set forth in the Ballantyne Supply Agreement.

"In-Service Date" means, for each Installed Digital System, the date on which such Installed Digital System earns its first VPF payment (whether or not collected).

"Insolvency or Liquidation Proceeding" means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

"Installation Management Fee" has the meaning set forth in the Senior Credit Agreement.

"Installed Digital Systems" has the meaning set forth in the Senior Credit Agreement.

"Interest Payment Date" has the meaning set forth in the Senior Credit Agreement.

"IP Escrow Agreement" means the Custom Master Beneficiary Escrow Service Agreement dated effective as of October 18, 2011 among the Senior Collateral Agent and the CHG Lease Collateral Agent, as beneficiaries, Access Digital Media, Inc., Holdings and Hollywood Software, Inc., as depositors, and Iron Mountain Intellectual Property Management, Inc., as the same may be amended, modified, restated, supplemented and/or replaced from time to time.

"Junior Creditors" means, at any relevant time, the holders of CHG Lease Obligations at such time, including, without limitation, CHG, any CHG Lease Participant and any agents under the CHG Lease Agreement.

"Lease Administration Fee" means a lease administration fee payable by Holdings, in accordance with Sections 4.4 and 4.5 hereto, to CHG in an amount equal to (a) for the period from the date of the initial Borrowing under the Senior Credit Agreement until the end of the Availability Period, $6,250 per month and (b) thereafter, $12,500 per month.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

"Management Report" has the meaning set forth in the Senior Credit Agreement.

"Management Services Agreement" means that certain Management Services Agreement dated as of October 18, 2011 among the Administrative Servicer, the Borrower and Holdings in form and substance satisfactory to the Senior Administrative Agent, under which the Administrative Servicer has agreed to provide certain management services and accounting, technical, operational, general and administrative services for Holdings and the Borrower, and any replacement agreements thereof in form and substance satisfactory to the Senior Administrative Agent entered into in order to cure a Default under Section 9.1(k) of the Senior Credit Agreement.

"Material Exhibitor Agreement" means (a) any Exhibitor Agreement providing for the deployment of more than 175 Installed Digital Systems to an Approved Exhibitor or (ii) Exhibitor Agreements that in the aggregate provide for the deployment of more than 175 Installed Digital Systems to one or more Approved Exhibitors.

"Material Exhibitor Agreement Default" means any of the following: (a) any Material Exhibitor Agreement shall cease to be valid, binding or enforceable in accordance with its terms (other than pursuant to a merger or acquisition of an Exhibitor party to such Material Exhibitor Agreement with or by another Exhibitor party to an Exhibitor Agreement) or shall be terminated and, within 90 days thereafter, the Borrower shall not have delivered to the Senior Administrative Agent written evidence of either (i) the reinstatement of such Material Exhibitor Agreement as a valid, binding and enforceable agreement or (ii) the redeployment of the Installed Digital Systems covered by such Material Exhibitor Agreement with Approved Exhibitors, (b) Holdings or its assignee shall be in breach of any Material Exhibitor Agreement and the effect of such breach is to permit the termination of such Material Exhibitor Agreement, and within 90 days of such breach, the Borrower has not delivered to the Senior Administrative Agent written evidence of cure of such breach by Holdings or waiver of such breach by the applicable Exhibitor, or (c) any Exhibitor shall be in breach of a Material Exhibitor Agreement, and within 90 days of such breach, the Borrower has not delivered to the Senior Administrative Agent written evidence of either (i) cure of such breach by such Exhibitor or (ii) the redeployment of the Installed Digital Systems covered by such Material Exhibitor Agreement with Approved Exhibitors; provided that each 90-day period described above shall be extended for up to an additional 90 days (or such longer period solely to the extent that resolution of the applicable Material Exhibitor Agreement Default is stayed due to ongoing litigation or similar proceedings) if (x) the applicable Material Exhibitor Agreement Default is reasonably capable of cure and (y) the Administrative Servicer is diligently pursuing such cure.

"Maturity Date" has the meaning set forth in the Senior Credit Agreement.

"Monthly Application Date" means the 10th day of each February, March, May, June, August, September, November and December of each calendar year, or if that day is not a Business Day, the next Business Day thereafter.

"Moody's" means Moody's Investors Service, Inc.

"New Agent" has the meaning set forth in Section 7.6 hereof.

"Non-Participating Distributor" means any Distributor that has not signed a Digital Cinema Deployment Agreement.

"Parent Holdings" has the meaning set forth in the preamble of this Agreement.

"Payment Date" means the 15th day of each calendar month, or if such day is not a Business Day, the immediately succeeding Business Day.

"Permitted Back-Up Services Expenses" means, as of the end of the most recent fiscal month, Back-Up Services Expenses in an amount (if positive and without duplication) up to a maximum disbursement for any trailing twelve-month period equal to (a) the maximum amount of Permitted Operating Expenses permitted to be paid or reimbursed after the Availability Period pursuant to Section 4.4(a) or 4.5(a) hereof during the twelve month period most recently ended (subject to a maximum disbursement of (i) for the Fiscal Year ending March 31, 2013, the product of (x) $200,000 and (y) a ratio, the numerator of which is the number of days elapsed since the end of the Availability Period and the denominator of which is 365, (ii) for the Fiscal Year ending March 31, 2014, $206,000 (as increased in each Fiscal Year pursuant to clause (iii) below, the "Opex Base Amount") and (iii) for each Fiscal Year thereafter, 103% of the Opex Base Amount for the immediately preceding Fiscal Year, in each case as reduced by any amounts applied to the payment of property taxes pursuant to the following clause (b) for the applicable Fiscal Year) plus (b) Permitted Property Tax Expenses during the twelve month period most recently ended, minus (c) Permitted Operating Expenses actually paid or reimbursed pursuant to Section 4.4(a) or 4.5(a) hereof during the twelve month period most recently ended, minus (d) Permitted Property Tax Expenses actually paid or reimbursed pursuant to Section 4.4(a) or 4.5(a) hereof during the twelve month period most recently ended minus (e) Permitted Back-Up Services Expenses actually paid or reimbursed pursuant to Section 4.4(a)(D) or 4.5(a)(D) hereof during the twelve month period most recently ended.  Calculations of Permitted Back-Up Services Expenses made for any twelve month period ending on or prior to October 31, 2012 shall be annualized for the number of months elapsed in a manner satisfactory to the Senior Administrative Agent.

"Permitted Operating Expenses" means, with respect to the Borrower and its Subsidiaries and Holdings, (a) all legal and accounting expenses (but not any audit fees, audit expenses and related indemnities incurred under the Exhibitor Agreements other than fees and expenses arising from permitted audits of Exhibitors undertaken with the prior consent of the Specified Senior Agent), (b) all expenses relating to business interruption and general liability insurance policies and (c) expenses under the Senior Credit Agreement and the other Senior Credit Documents payable to the Senior Administrative Agent and under the CHG Lease Facility Documents payable to CHG, in each case, to the extent not otherwise provided for in Section 4.4 or 4.5 hereof (including all payments due and payable to the escrow agent under the IP Escrow Agreement).

"Permitted Property Tax Expenses" means, as of the end of the most recent fiscal month, property taxes with respect to Installed Digital Systems, subject to a maximum disbursement of (a) for any Fiscal Year ending on or before March 31, 2014, the product of (i) $170 (as increased in each Fiscal Year pursuant to clause (b) below, the "Property Tax Base Amount") and (ii) the number of Installed Digital Systems and (b) for each Fiscal Year thereafter, the product of (i) 103% of the Property Tax Base Amount for the immediately preceding Fiscal Year and (ii) the number of Installed Digital Systems.

"Permitted Tax Expenses" means cash tax obligations of the Borrower and Holdings, including (a) so long as each of Holdings and the Borrower is classified as a partnership or disregarded entity for U.S. federal income tax purposes, U.S. federal, state and local income and franchise tax obligations attributable to the holders of the equity interests in Borrower and Holdings solely as a result of their ownership of the Borrower's and Holdings'

Stock (but in an amount not to exceed the actual liability that would be incurred by the Borrower or Holdings on a standalone basis) and (b) Permitted Property Tax Expenses (provided that any property taxes in excess of the limit set forth in the definition of "Permitted Property Tax Expenses" may be paid from amounts otherwise permitted to be distributed for operating expenses under Section 4.4(a) or 4.5(a) hereof, as applicable), and (c) after the Discharge of Senior Facilities Obligations, use taxes to the extent deposited by the Borrower or Holdings into the Use Tax Account in accordance with Section 4.4(a) or 4.5(a) hereof, as applicable, in the amount (if any) then necessary to cause the amount on deposit therein to equal the next twelve months of estimated Applicable Tax Amount liability payable by CHG on account of Installed Digital Systems to be purchased by CHG pursuant to the CHG Sale Leaseback and leased to Holdings pursuant to the CHG Lease Facility Documents, as determined pursuant to Section 7.12 hereof.

"Person" means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

"Phase 2 Collateral Contracts" has the meaning set forth in Section 3.1(a) hereto.

"Phase 2 Rollout" has the meaning set forth in the Senior Credit Agreement.

"Pipeline Report" has the meaning set forth in the Senior Credit Agreement.

"Pledged Collateral" means any Shared Collateral (including without limitation the Holdings Operating Account and the contracts thereof) in the possession or control of the Senior Collateral Agent (or its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the Uniform Commercial Code or other applicable local law.

"Post-Petition Financing" has the meaning set forth in Section 9.1(a) hereof.

"Prepaid Reserve" has the meaning set forth in the CHG Lease Agreement.

"Previously Deployed Systems" has the meaning set forth in the Senior Credit Agreement.

"Quarterly Application Date" means the 10th day of each January, April, July and October of each calendar year, or if that day is not a Business Day, the next Business Day thereafter.

"Recovery" has the meaning set forth in Section 9.5 hereof.

"Refinance" means, in respect of any obligations, to refinance, extend, renew, defease, restructure, replace, refund or repay, or to issue other obligations, in exchange or replacement for, such obligations. "Refinanced" and "Refinancing" shall have correlative meanings.

"Remedial Action" has the meaning set forth in Section 7.1(a)(i) hereof.

"Rent" has the meaning set forth in the CHG Lease Agreement.

"Required Exhibitor Contributions" has the meaning set forth in the Senior Credit Agreement.

"Required Senior Creditors" means "Required Lenders" under, and as defined in, the Senior Credit Agreement.

"Restricted Payment" has the meaning set forth in the Senior Credit Agreement.

"Sale and Contribution Agreement" means the Sale and Contribution Agreement dated as of October 18, 2011 among Parent Holdings, Holdings and the Borrower, including all schedules and exhibits thereto, in each case in form and substance satisfactory to the Senior Administrative Agent, pursuant to which (a) Parent Holdings shall assign to Holdings its rights in each Digital Cinema Deployment Agreement relating to the Phase 2 Rollout (including any VPFs generated by Parent Holdings with respect to Installed Digital Systems and collections, accounts receivable or other amounts owing to Parent Holdings and generated from VPFs or Installed Digital Systems) and (b) Holdings shall sell or contribute such rights, together with its rights in and to each Exhibitor Agreement and each Supply Agreement, to the Borrower.

"S&P" means Standard & Poor's Rating Services.

"Screen Turnover Ratio" means, as of any period of determination, (a)(i) the total number (not dollar amount) of screen turns for which VPFs have been received in such period with respect to Installed Digital Systems multiplied by (ii) a ratio the numerator of which is twelve (12) and the denominator of which is the number of full fiscal months in such period, divided by (b) the Average Screens in Service for such period.  For purposes of this definition, any fiscal month in which the Effective Date occurs shall be deemed to be a full fiscal month.

"Screens in Service" means, for any date of determination, the number of Installed Digital Systems with an In-Service Date on or prior to such date that are not subject to a "quality failure" (as such term is defined in the Digital Cinema Deployment Agreement applicable to such Installed Digital Systems) on such date.

"Second Subordinated Notes" has the meaning set forth in the recitals hereto, and includes any permitted assignment thereof by any payee thereof.

"Secured Creditors" means the Senior Creditors, the CDF2 Loan Creditors and the Junior Creditors.

"Secured Hedging Counterparty" means (a) the Senior Administrative Agent and (b) any other Person reasonably satisfactory to the Senior Administrative Agent that entered into a Hedging Agreement with the Borrower at a time when such Person was a Senior Lender or an Affiliate of a Senior Lender.

"Secured Hedging Documents" has the meaning set forth in the Senior Credit Agreement.

"Secured Hedging Obligation" means any obligation of the Borrower to make payments to any Secured Hedging Counterparty under any Secured Hedging Documents to which such Secured Hedging Counterparty is a party.

"Security" means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.

"Security Documents" means, collectively, the Senior Security Documents, the CDF2 Loan Security Documents and the CHG Lease Security Documents.

"Senior Administrative Agent" has the meaning provided in the preamble of this Agreement.

"Senior Agents" means, collectively, the Senior Collateral Agent and the Senior Administrative Agent, and "Senior Agent" means either of them.

"Senior Collateral" means (a) in the case of Parent Holdings, (i) all Securities of Holdings and the proceeds thereof and (ii) all cash and other amounts maintained in the Distributor Lockbox Account to the extent constituting revenues and earnings derived from the Installed Digital Systems (including VPFs), in each case, on a non-recourse basis (other than to the extent of remedies expressly provided under the Senior Credit Documents to which Parent Holdings is a party), (b) in the case of Holdings, (i) all Securities of the Borrower and the proceeds thereof on a non-recourse basis (other than to the extent of remedies expressly provided under the Senior Credit Documents to which Holdings is a party) and (ii) subject to Section 10.11(c) of the Senior Credit Agreement, the Digital Systems (it being understood that such Digital Systems shall be sold, subject to the Senior Collateral Agent's Lien, to CHG pursuant to the CHG Sale Leaseback), (c) the proceeds of each of the foregoing and (d) in the case of any other Grantor, all property and interests in property and proceeds thereof now owned or hereafter acquired by such Grantor in or upon which a Lien is granted or purported to be granted pursuant to any Senior Credit Document, including without limitation (i) the Borrower's Cash Management Accounts and all cash and other amounts maintained therein, (ii) the Borrower's rights in and to the Use Tax Account, each CDF2 Loan Document and the Management Services Agreement, (iii) the Borrower's rights in and to each Digital Cinema Deployment Agreement, each Exhibitor Agreement, each CHG Lease Facility Document (including without limitation its rights in the Holdings Operating Account and the Equipment Purchase Account), each Supply Agreement and the Management Services Agreement (in each case to the extent assigned to the Borrower by CHG pursuant to the CDF2 Loan Security Documents) and (iv) the Borrower's rights in and to each Digital Cinema Deployment Agreement, each Exhibitor Agreement and each Supply Agreement (in each case to the extent contributed to the Borrower by Holdings pursuant to the Sale and Contribution Agreement).

"Senior Collateral Agent" has the meaning provided in the preamble of this Agreement.

"Senior Commitments" means the "Commitments" under, and as defined in, the Senior Credit Agreement.

"Senior Credit Agreement" has the meaning set forth in the recitals hereto.

"Senior Credit Documents" means, collectively, the Senior Credit Agreement, the other Loan Documents (as defined in the Senior Credit Agreement) and any other document or instrument executed at any time in connection with any Senior Obligation (including any intercreditor or joinder agreement among holders of Senior Obligations but excluding Secured Hedging Documents), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced and/or Refinanced from time to time.

"Senior Creditors" means, at any relevant time, the holders of Senior Obligations at such time, including, without limitation, the Senior Lenders, the Secured Hedging Counterparties, the Senior Indemnitees, the Senior Agents, the Bookrunners and the other agents and arrangers under the Senior Credit Agreement.

"Senior Documents" means and includes the Senior Credit Documents and the Secured Hedging Documents.

"Senior Facilities" means the Senior Credit Agreement and the CDF2 Loan Agreement.

"Senior Facilities Collateral" means the Senior Collateral and the CDF2 Loan Collateral.

"Senior Facilities Creditors" means the Senior Creditors and the CDF2 Loan Creditors.

"Senior Facilities Documents" means, collectively, the Senior Documents and the CDF2 Loan Documents.

"Senior Facilities Obligations" means the Senior Obligations and the CDF2 Loan Obligations.

"Senior Indemnitee" means an "Indemnitee" under, and as defined in, the Senior Credit Agreement.

"Senior Lenders" means the "Lenders" under, and as defined in, the Senior Credit Agreement.

"Senior Loan" means a "Loan" under, and as defined in, the Senior Credit Agreement.

"Senior Obligations" means all "Obligations" as defined in the Senior Credit Agreement; provided that the term "Senior Obligations" shall include the SG Advisory Fee Note only where the term "Senior Obligations" is used in Sections 3, 4, and 8 (and in any defined term, but only as such defined term is used in Sections 3, 4 and 8).  "Senior Obligations" shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Senior Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys' and/or financial consultants' fees and expenses) incurred by the Senior Agents and the other Senior Creditors on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of each Grantor under each Senior Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.

"Senior Revolving Loan" means a "Revolving Loan" under, and as defined in, the Senior Credit Agreement.

"Senior Revolving Lenders" means the "Revolving Loan Lenders" under, and as defined in, the Senior Credit Agreement.

"Senior Security Documents" means the Guaranty and Security Agreement, the Holdings Security Agreement, this Agreement, the Distributor Lockbox Collateral Agency Agreement, the Pledge Agreements (as defined in the Senior Credit Agreement), the Mortgages (as defined in the Senior Credit Agreement), the Control Agreements, the IP Escrow Agreement and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Senior Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.

"Senior Term Loans" means the "Term Loans" under, and as defined in, the Senior Credit Agreement.

"Servicer Performance Default" means any of the following: (a) with respect to any Application Date occurring on or after the last day of the Availability Period, any failure by Holdings and/or the Borrower to have deployed at least 1200 screens as of the last day of the Availability Period or (b) with respect to any Application Date, (i) any failure by Holdings to maintain a Screen Turnover Ratio of at least 12.75 for the twelve trailing month period ended as of such Application Date, or, if shorter, the period commencing on the Effective Date and ending on such Application Date, (ii) any Material Exhibitor Agreement Default has occurred and is continuing as of such Application Date or (iii) any Event of Default has occurred and is continuing as of such Application Date.

"Servicing Fee" has the meaning set forth in the Management Services Agreement.

"SG" has the meaning set forth in the preamble of this Agreement.

"SG Advisory Fee Note" means that certain promissory note, dated as of October 18, 2011, executed by the Borrower in favor of SG, and any additional promissory notes executed by the Borrower in favor of SG, the proceeds of which shall be used to pay the SGAS Advisory Fee.

"SGAS" means SG Americas Securities, LLC.

"SGAS Advisory Fee" means that certain "Capital Structure Advisory Fee" payable to SGAS for advisory services described in Schedule I of the Advisory Engagement Letter.

"Shared Collateral" means (a) in the case of Parent Holdings, (i) all Securities of Holdings and the proceeds thereof and (ii) all cash and other amounts maintained in the Distributor Lockbox Account to the extent constituting revenues and earnings derived from the Installed Digital Systems (including VPFs), (b) in the case of Holdings, the Holdings Operating Account and the Equipment Purchase Account, in each case together with all cash and other amounts maintained therein, (c) in the case of the Borrower, the Collection Account and all cash and other amounts maintained therein, and (d) Holdings' and the Borrower's rights in and to each Digital Cinema Deployment Agreement, each Exhibitor Agreement, each CHG Lease Facility Document, each Supply Agreement and the Management Services Agreement.

"Specified Repayment Date" shall mean (a) with respect to the Junior Creditors, the first date upon which the Discharge of Senior Facilities Obligations has occurred, (b) with respect to the holders of the First Subordinated Notes, the first date upon which each of the Discharge of Senior Facilities Obligations and the Discharge of CHG Lease Obligations has occurred, and (c) with respect to the holders of the Second Subordinated Notes, the first date upon which each of the Discharge of Senior Facilities Obligations, the Discharge of CHG Lease Obligations and the Discharge of First Subordinated Notes has occurred.

"Specified Senior Agent" shall mean (a) until the Discharge of Senior Obligations has occurred, the Senior Administrative Agent or the Senior Collateral Agent, as applicable, (b) thereafter, until the Discharge of CHG Lease Obligations has occurred, CHG, (c) thereafter, until the Discharge of First Subordinated Notes has occurred, either (i) collectively, the holders of a majority in principal amount outstanding of the First Subordinated Notes, or (ii) such Person as has been appointed by the holders of the First Subordinated Notes (provided that if SG is so appointed to act as Specified Senior Agent for purposes of administering the provisions of Section 4 of this Agreement, SG will take directions with respect thereto from a single Person only), and (d) thereafter, either (i) the holders of a majority in principal amount outstanding of the Second Subordinated Notes or (ii) such Person as has been appointed by the holders of the Second Subordinated Notes (provided that if SG is so appointed to act as Specified Senior Agent for purposes of administering the provisions of Section 4 of this Agreement, SG will take directions with respect thereto from a single Person only).

"Specified Senior Creditors" shall mean (a) until the Discharge of Senior Obligations has occurred, the Senior Agents and the Senior Lenders, (b) thereafter, until the Discharge of CHG Lease Obligations has occurred, the Junior Creditors, (c) thereafter, until the Discharge of First Subordinated Notes has occurred, the holders of the First Subordinated Notes, and (d) thereafter, the holders of the Second Subordinated Notes.

"Specified Senior Debt" shall mean the following: (a) as among the Senior Facilities Obligations, "Specified Senior Debt" shall mean the Senior Obligations, (b) as among the Senior Facilities Obligations and the CHG Lease Obligations, "Specified Senior Debt" shall mean the Senior Facilities Obligations, (c) as among the Senior Facilities Obligations, the CHG Lease Obligations and the First Subordinated Notes, "Specified Senior Debt" shall mean the Senior Facilities Obligations and the CHG Lease Obligations, and (d) as among the Senior Facilities Obligations, the CHG Lease Obligations, the First Subordinated Notes and the Second Subordinated Notes, "Specified Senior Debt" shall mean the Senior Facilities Obligations, the CHG Lease Obligations and the First Subordinated Notes.

"Specified Senior Facility" shall mean (a) until the Discharge of Senior Obligations has occurred, the Senior Credit Agreement, (b) thereafter, until the Discharge of CHG Lease Obligations has occurred, the CHG Lease Agreement, (c) thereafter, until the Discharge of First Subordinated Notes has occurred, the First Subordinated Notes, and (d) thereafter, the Second Subordinated Notes.

"Specified Senior Obligations" shall mean (a) until the Discharge of Senior Obligations has occurred, the Senior Obligations, (b) thereafter, until the Discharge of CHG Lease Obligations has occurred, Rent, Casualty Value, any purchase option or renewal option payments and interest under the CHG Lease Agreement, (c) thereafter, until the Discharge of First Subordinated Notes has occurred, the First Subordinated Notes, and (d) thereafter, the Second Subordinated Notes.

"Specified Subordinated Creditors" shall mean the following: (a) as among the Senior Creditors, the CDF2 Loan Creditors, the Junior Creditors, the holders of the First Subordinated Notes and the holders of the Second Subordinated Notes, "Specified Subordinated Creditors" shall mean the CDF2 Loan Creditors, the Junior Creditors, the holders of the First Subordinated Notes and the holders of the Second Subordinated Notes, (b) as among the CDF2 Loan Creditors, the Junior Creditors, the holders of the First Subordinated Notes and the holders of the Second Subordinated Notes, "Specified Subordinated Creditors" shall mean the Junior Creditors, the holders of the First Subordinated Notes and the holders of the Second Subordinated Notes, (c) as among the Junior Creditors, the holders of the First Subordinated Notes and the holders of the Second Subordinated Notes, "Specified Subordinated Creditors" shall mean the holders of the First Subordinated Notes and the holders of the Second Subordinated Notes, and (d) as among the holders of the First Subordinated Notes and the holders of the Second Subordinated Notes, "Specified Subordinated Creditors" shall mean the holders of the Second Subordinated Notes.

"Specified Subordinated Debt" shall mean the following: (a) as among the Senior Obligations, the CDF2 Loan Obligations, the CHG Lease Obligations, the First Subordinated Notes and the Second Subordinated Notes, "Specified Subordinated Debt" shall mean the CDF2

Loan Obligations, the CHG Lease Obligations, the First Subordinated Notes and the Second Subordinated Notes, (b) as among the CDF2 Loan Obligations, the CHG Lease Obligations, the First Subordinated Notes and the Second Subordinated Notes, "Specified Subordinated Debt" shall mean the CHG Lease Obligations, the First Subordinated Notes and the Second Subordinated Notes, (c) as among the CHG Lease Obligations, the First Subordinated Notes and the Second Subordinated Notes, "Specified Subordinated Debt" shall mean the First Subordinated Notes and the Second Subordinated Notes, and (d) as among the First Subordinated Notes and the Second Subordinated Notes, "Specified Subordinated Debt" shall mean the Second Subordinated Notes.

"Standstill Notice" means a written notice from CHG to the Senior Collateral Agent identified by its terms as a "Standstill Notice" for purposes of this Agreement and stating that an event of default has occurred and is continuing under the CHG Lease Facility Documents and that, as a consequence thereof, CHG has declared all of the CHG Lease Obligations to be immediately due and payable.

"Standstill Period" means the period of 180 days commencing on the date on which the Senior Collateral Agent receives the applicable Standstill Notice.

"Stock" means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

"Stock Equivalents" means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

"Subordinated Notes" has the meaning set forth in the recitals hereto.

"Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

"Supply Agreement" has the meaning set forth in the Senior Credit Agreement.

"Target Minimum Cash Amount" means an amount equal to (i) from the Effective Date through the DDTL Termination Date, a cumulative amount equal to $500,000 plus, on each monthly anniversary of the Effective Date during such period, $125,000, and (ii) after the DDTL Termination Date, $2,000,000.

"Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as from time to time in effect in any relevant jurisdiction.

"Use Tax Account" has the meaning set forth in Section 4.1(f) hereto.

"Variable Rent" has the meaning set forth in the CHG Lease Agreement.

"Vendor Note" has the meaning set forth in the recitals hereto, and includes any permitted assignment thereof by any payee thereof.

"Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).

"VPF" means the virtual print fee payment owing to the Borrower (as successor by contribution from Holdings (as assignee of Parent Holdings)) from (a) a Distributor pursuant to a Digital Cinema Deployment Agreement or (b) a Non-Participating Distributor.

1.2   Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified unless the context requires otherwise, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof' and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC and (g) a reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder.

SECTION 2. Priority of Liens.

2.1   Separate Classification, Subordination. Etc. (a) The parties hereto acknowledge and agree that it is their intent that (i) the Senior Obligations (and the security therefor), the CDF2 Loan Obligations (and the security therefor) and the CHG Lease Obligations (and the security therefor) each constitute separate and distinct classes (and separate and distinct claims) and (ii) the grant of Liens securing payment and performance of the Senior Obligations, the grant of Liens securing payment and performance of the CDF2 Loan Obligations and the grant of Liens securing payment and performance of the CHG Lease Obligations create three separate and distinct Liens with each such Lien securing only, as applicable, the Senior Obligations, the CDF2 Loan Obligations or the CHG Lease Obligations.

(b)   perfection of any Liens securing the CHG Lease Obligations granted on the Shared Collateral or of any Liens securing the Senior Facilities Obligations granted on the Shared Collateral and notwithstanding any provision of the UCC, any other applicable law, this Agreement, the Senior Documents, the CDF2 Loan Documents or the CHG Lease Facility Documents to the contrary, or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the Senior Facilities Obligations and/or the CHG Lease Obligations), CHG, on behalf of itself and each Junior Creditor, and each Junior Creditor (by its acceptance of the benefits of the CHG Lease Facility Documents), hereby agrees that: (i) any Lien on the Shared Collateral securing any Senior Facilities Obligations now or hereafter held by or on behalf of the Senior Collateral Agent or any Senior Facilities Creditor or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Shared Collateral securing any of the CHG Lease Obligations; (ii) any Lien on the Shared Collateral now or hereafter held by or on behalf of CHG, any Junior Creditor or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Facilities Obligations; and (iii) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien on the Shared Collateral securing the CHG Lease Obligations pari passu with, or to give CHG or any Junior Creditor any preference or priority relative to, any Lien on the Shared Collateral securing the Senior Facilities Obligations.  All Liens on the Shared Collateral securing any Senior Facilities Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any CHG Lease Obligations for all purposes, whether or not such Liens securing any Senior Facilities Obligations are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person.  CHG for itself and on behalf of the Junior Creditors expressly agrees that any Lien purported to be granted on any Shared Collateral as security for the Senior Facilities Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any CHG Lease Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, a fraudulent conveyance or legally or otherwise deficient in any manner.  For the avoidance of doubt, the parties hereto agree that any Lien on the CDF2 Loan Collateral securing any Senior Obligations shall be senior in all respects and prior to any Lien on the CDF2 Loan Collateral securing any of the CDF2 Loan Obligations and shall remain senior in all respects and prior to all Liens on the CDF2 Loan Collateral securing any CDF2 Loan Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, a fraudulent conveyance or legally or otherwise deficient in any manner.

2.2   Prohibition on Contesting Liens. Each of CHG, for itself and on behalf of each Junior Creditor, and the Senior Collateral Agent, for itself and on behalf of each Senior Facilities Creditor, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Security Document or any Senior Facilities Obligation or CHG Lease Obligation, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the Senior Facilities Obligations or the CHG Lease Obligations or (iii) the relative rights and duties of the holders of the Senior Facilities Obligations and the CHG Lease

Obligations granted and/or established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Senior Collateral Agent or any Senior Facilities Creditor to enforce this Agreement, including the priority of the Liens securing the Senior Facilities Obligations as provided in Section 2.1 hereof.

2.3   No New Liens. (a) So long as the Discharge of Senior Obligations has not occurred, the parties hereto agree that no Grantor shall grant or permit any additional Liens, or take any action to perfect any additional Liens, on any asset or property to secure any CHG Lease Obligation unless it has also granted or caused to be granted or contemporaneously grants or causes to be granted a Lien on such asset or property to secure the Senior Facilities Obligations and has taken all actions required to perfect such Liens.  To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Collateral Agent and/or the other Senior Facilities Creditors, CHG, on behalf of itself and the Junior Creditors, and each other Junior Creditor (by its acceptance of the benefits of the CHG Lease Facility Documents), agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 6.2 hereof.

(b)   So long as the Discharge of CHG Lease Obligations has not occurred, the parties hereto agree that no Grantor shall grant or permit any additional Liens, or take any action to perfect any additional Liens, on any asset or property to secure any Senior Facilities Obligation unless it has also granted or caused to be granted or contemporaneously grants or causes to be granted a Lien on such asset or property (other than the Excluded Senior Collateral) to secure the CHG Lease Obligations and has taken all actions required to perfect such Liens.

2.4   Similar Liens and Agreements. The parties hereto agree that it is their intention that (i) the CHG Lease Collateral shall not be more expansive than the Senior Facilities Collateral and (ii) other than the Excluded Senior Collateral, the Senior Facilities Collateral shall not be more expansive than the CHG Lease Collateral.  In furtherance of the foregoing and of Section 11.9 hereof, the Senior Collateral Agent, for itself and on behalf of the Senior Facilities Creditors, and CHG, on behalf of itself and the other Junior Creditors, agree, subject to the other provisions of this Agreement:

(i)   upon the reasonable request by CHG or the Senior Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Shared Collateral and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the Senior Facilities Documents and the CHG Lease Facility Documents, respectively; and

(ii)   that the CHG Lease Security Documents creating Liens on the Shared Collateral shall be in all material respects the same forms of documents as the respective Senior Facilities Documents creating Liens on the Shared Collateral other than (A) with respect to the description of the Collateral and (B) with respect to the priority nature of the Liens created thereunder in such Collateral.

SECTION 3. Consent and Agreement.

3.1   Consent to Assignment and Contribution.  (a)  Holdings hereby acknowledges and consents to the collateral assignment by CHG to the Borrower pursuant to the CDF2 Loan Security Documents of Holdings' rights in and to the following agreements:  (i) all Digital Cinema Deployment Agreements, (ii) all Exhibitor Agreements, (iii) the Management Services Agreement, (iv) all Supply Agreements ((i), (ii), (iii) and (iv), collectively, the "Phase 2 Collateral Contracts") and (v) all CHG Lease Facility Documents.  Each of Holdings and CHG, on behalf of itself and the other Junior Creditors, and each other Junior Creditor (by its acceptance of the benefits of the CHG Lease Facility Documents) (collectively, the "Consenting Parties"), hereby acknowledges and consents to the collateral assignment by the Borrower to the Senior Collateral Agent pursuant to the Guaranty and Security Agreement of any rights of such Consenting Party in and to the Phase 2 Collateral Contracts and the CHG Lease Facility Documents.  CHG, on behalf of itself and the other Junior Creditors, and each Junior Creditor (by its acceptance of the benefits of the CHG Lease Facility Documents), hereby acknowledges and consents to (x) the collateral assignment by the Borrower to the Senior Collateral Agent pursuant to the Guaranty and Security Agreement of all rights of CHG and the Junior Creditors in and to the CDF2 Loan Documents and (y) the contribution (subject to the Lien granted by Holdings pursuant to the CHG Lease Security Documents, which Lien is made junior in priority to the Lien granted by the Borrower to the Senior Collateral Agent pursuant to the Guaranty and Security Agreement) by Holdings to the Borrower pursuant to the Sale and Contribution Agreement of Holdings' rights in and to the Phase 2 Collateral Contracts (other than the Management Services Agreement).

(b)   Without limiting the foregoing, and subject to Section 3.2 hereof, the consent described in Section 3.1(a) above specifically includes consent to the permitted assignment of the Phase 2 Collateral Contracts, the CHG Lease Facility Documents and the CDF2 Loan Documents to (i) the Senior Collateral Agent, the Senior Lenders or their Affiliates, or any Person owned by any of the foregoing formed for the purpose of holding Collateral, and (ii) any designees, successors, or assigns of any of the foregoing listed in clause (i).

(c)   The Consenting Parties acknowledge and consent that the Phase 2 Collateral Contracts, the CHG Lease Facility Documents and the CDF2 Loan Documents and all rights thereunder shall constitute Senior Collateral, which secure the Senior Obligations.  Each of CHG and the Borrower agrees that it shall not permit any amendment to, modification of, waiver of any term of, termination of or foreclosure upon any CDF2 Loan Document to which it is a party (other than immaterial amendments, modifications or waivers that do not affect the obligations or rights of any party in any material respect) without the prior written consent of the Senior Administrative Agent.

3.2   Rights Upon Event of Default Under Phase 2 Collateral Contracts.

(a)   Transfer of Phase 2 Collateral Contracts.  In the event of the transfer of any Phase 2 Collateral Contract, any CHG Lease Facility Document or any CDF2 Loan Document related to the exercise of remedies under the Guaranty and Security Agreement, whether by judicial proceeding, non-judicial foreclosure, conveyance in lieu thereof, or any other remedial right, the Senior Collateral Agent shall promptly give notice to the Consenting Parties of the transferee of any Phase 2 Collateral Contract, any CHG Lease Facility Document or any CDF2 Loan Document so affected, and the Consenting Parties agree that upon any transfer to and assumption of such Phase 2 Collateral Contract, CHG Lease Facility Document or CDF2 Loan Document by such transferee, the relevant Consenting Parties shall accept such transferee as the successor to the assignor under such Phase 2 Collateral Contract, CHG Lease Facility Document or CDF2 Loan Document and make any technical modifications to such Phase 2 Collateral Contract, CHG Lease Facility Document or CDF2 Loan Document reasonably necessary to reflect the transfer and permit such transferee to obtain the benefits of such assigned agreement; provided that such transferee shall, subject to applicable law, take such assignment subject to any defense under such Phase 2 Collateral Contract, CHG Lease Facility Document or CDF2 Loan Document allocable to the period prior to the date of the transfer, including any obligation to perform any covenant, or any defense related to any breach, default, or setoff with respect to any act, omission, event, or condition allocable to the period prior to the date of the transfer.  Further, in the event that the Senior Collateral Agent is the transferee, the Senior Collateral Agent may in turn transfer such Phase 2 Collateral Contract, CHG Lease Facility Document or CDF2 Loan Document on the same terms as those permitted under this paragraph for transfers related to the exercise of remedies, and following the assumption of such Phase 2 Collateral Contract, CHG Lease Facility Document or CDF2 Loan Document by the transferee from the Senior Collateral Agent, the Senior Collateral Agent shall be released from any obligations under and any defenses under such Phase 2 Collateral Contract, CHG Lease Facility Document or CDF2 Loan Document allocable to the period after the date of the transfer.

(b)   New Agreements.  In the event that any Phase 2 Collateral Contract, any CHG Lease Facility Document or any CDF2 Loan Document is terminated or rejected in connection with any bankruptcy or otherwise, at the request of the Senior Collateral Agent, to the extent permitted by applicable law, the Consenting Parties will execute and deliver to the Senior Collateral Agent or its designee a replacement agreement for the balance of the remaining term under such Phase 2 Collateral Contract, CHG Lease Facility Document or CDF2 Loan Document containing the same terms and conditions as such Phase 2 Collateral Contract, CHG Lease Facility Document or CDF2 Loan Document with any technical modifications to such Phase 2 Collateral Contract, CHG Lease Facility Document or CDF2 Loan Document reasonably necessary to reflect such replacement agreement and permit the Senior Collateral Agent or its designee to obtain the benefits of such replacement agreement; provided that no Consenting Party shall be liable for breach of this Section 3.2(b) to the extent such breach is due to the failure of any counterparty (or any such counterparty's successors or assigns) to such Phase 2 Collateral Contract, CHG Lease Facility Document or CDF2 Loan Document to execute such replacement agreement; provided further that from and after the date of the execution of such replacement agreement, the Senior Collateral Agent or its designee (i) shall have obligations only under such replacement agreement with respect to events occurring from and after such date and (ii) shall have no obligations and shall not be subject to any defense under the Phase 2 Collateral Contract, CHG Lease Facility Document or CDF2 Loan Document that is replaced by such replacement agreement for events occurring from and after the date of such replacement agreement.  Further, if such replacement agreement is entered into by the Senior Collateral Agent, the Senior Collateral Agent may in turn transfer such replacement agreement on the same terms as those permitted under Section 3.2(a) above for transfers of Phase 2 Collateral Contract, CHG Lease Facility Document and CDF2 Loan Documents related to the exercise of remedies, and following the assumption of such replacement agreement by the transferee from the Senior

Collateral Agent, the Senior Collateral Agent shall be released from any obligations under and defenses under such replacement agreement allocable to the period after the date of the transfer.  References in this Agreement to a "Phase 2 Collateral Contract," "CHG Lease Facility Document" or "CDF2 Loan Document" shall be deemed also to refer to any replacement agreement for such Phase 2 Collateral Contract, CHG Lease Facility Document or CDF2 Loan Document, respectively.

(c)   Borrower Authorization.  Without limitation of any provision contained in the Guaranty and Security Agreement, if an Event of Default under the Senior Credit Agreement has occurred and is continuing, the Borrower hereby authorizes each Senior Agent, on behalf of itself and the other Senior Creditors, to exercise all of the Borrower's rights as a creditor and as a secured creditor under the CDF2 Loan Documents, including with respect to the collateral assignments by CHG to the Borrower of CHG's and Holdings' rights in and to the Phase 2 Collateral Contracts and the CHG Lease Facility Documents, and the Borrower agrees to take (or refrain from taking) all lawful actions under, and subject to the terms of, the CDF2 Loan Documents as any Senior Agent may direct.

(d)   No Obligations of Senior Collateral Agent.  The Senior Collateral Agent shall have no obligation nor liability under any Phase 2 Collateral Contract, any CHG Lease Facility Document or any CDF2 Loan Document by reason of, or arising out of, this Agreement, or be obligated to perform any of the obligations or duties of the assignor under any Phase 2 Collateral Contract, any CHG Lease Facility Document or any CDF2 Loan Document by reason of the Senior Collateral Agent's exercise of any rights under this Section 3.2.

3.3   Payment Direction.  (a)  Until Discharge of Senior Facilities Obligations has occurred, CHG, on behalf of itself and the other Junior Creditors, hereby irrevocably directs Holdings to pay to the Borrower any and all payments due and owing to CHG under the CHG Lease Facility Documents other than indemnification payments as to third party tort claims and other than payments under Sections 4.4(b), 4.4(f), 4.5(b) and 4.5(f) hereof, and for the avoidance of doubt CHG assigns to the Borrower and the Borrower assigns to the Senior Administrative Agent the right to receive such payments; provided that the amount of any indemnification payments (including, inter alia, with respect to property tax, use tax or loss of tax benefits) due and owing to CHG under the CHG Lease Facility Documents that are paid to the Borrower and assigned to the Senior Administrative Agent pursuant to this Section 3.3(a) shall be added to the Rent Balance (as defined in the CHG Lease Agreement).  Holdings hereby irrevocably agrees to comply with the foregoing payment instructions from CHG.

(b)   CHG, on behalf of itself and the other Junior Creditors, acknowledges and agrees that payments made by Holdings to the Borrower in accordance with Section 3.3(a) above shall satisfy Holdings' payment obligations owed to CHG and the other Junior Creditors under the CHG Lease Facility Documents during the period that such payments are made by Holdings to the Borrower.  Each of the Borrower, CHG, on behalf of itself and the other Junior Creditors, and the Senior Agent hereby acknowledges and agrees that payments made by Holdings to Borrower in accordance with Section 3.3(a) and subsequently by the Borrower to the Senior Administrative Agent in accordance with the Senior Credit Agreement, shall also constitute payment by CHG of its corresponding payment obligations under the CDF2 Loan Documents, and that, notwithstanding Section 8 hereof, upon the Discharge of Senior Obligations (solely to the extent such definition relates to the Senior Credit Documents), the Discharge of Senior Facilities Obligations shall also be deemed to have occurred.  CHG, on behalf of itself and the other Junior Creditors, agrees not to make any actual payments of cash or property to the Borrower under to the CDF2 Loan Documents without the prior written consent of the Senior Administrative Agent.

(c)   Each of CHG, on behalf of itself and the other Junior Creditors, and the Borrower hereby acknowledges and agrees that any prepayment (whether voluntary or mandatory) of the Senior Term Loans pursuant to Sections 4.4(l) or 4.5(l) hereof shall also constitute prepayment by CHG of its corresponding obligations owed to the Borrower under the CDF2 Loan Documents and shall constitute payment by Holdings of its obligations owed to CHG and the other Junior Creditors under the CHG Lease Facility Documents with respect to Variable Rent.  Each of CHG, on behalf of itself and the other Junior Creditors, and the Borrower hereby acknowledges and agrees that any prepayment of Senior Term Loans pursuant to Section 2.5(c)(ii) or (iii) of the Senior Credit Agreement shall also constitute a prepayment by CHG of its corresponding obligations owed to the Borrower under the CDF2 Loan Documents and shall constitute a corresponding payment by Holdings of its obligations owed to CHG and the other Junior Creditors under the CHG Lease Facility Documents with respect to Rent; provided that if such payment is less than the Casualty Value, an amount equal to the difference between (i) the Casualty Value and (ii) the amount applied to prepay Senior Term Loans under Section 2.5(c)(ii) or (iii) of the Credit Agreement shall be added to the Rent Balance (as defined in the CHG Lease Agreement).  Each of CHG, on behalf of itself and the other Junior Creditors, and the Borrower hereby acknowledges and agrees that any payment of principal or interest on the Senior Loans made from the Debt Service Reserve Account pursuant to Section 4.3 hereof shall also constitute payment by CHG of its corresponding obligations owed to the Borrower under the CDF2 Loan Documents from the debt service reserve required thereunder and shall constitute application by CHG of the Prepaid Reserve required under the CHG Lease Facility Documents to payment of the corresponding Rent Shortfall (as defined in the CHG Lease Agreement) under the CHG Lease Facility Documents.  For the avoidance of doubt, deposits into the Debt Service Reserve Account, whether pursuant to Section 4.4(e), 4.5(e) or otherwise, do not constitute payments of the underlying obligations for which such reserve is established.

3.4   Consent to Contract Change.  (a)  Each of Cinedigm, Parent Holdings, Holdings and the Borrower agrees not to execute, enter into any amendment, restatement, modification, supplement, extension, renewal or replacement of, or any waiver of any provision of, and will not take any action to terminate or cancel, the Management Services Agreement, any Exhibitor Agreement (relating to the Phase 2 Rollout), any Digital Cinema Deployment Agreement or any Supply Agreement (relating to the Phase 2 Rollout) (any of the foregoing, a "Contract Change") until the Discharge of Senior Facilities Obligations, without not less than five (5) Business Days notice to the Senior Administrative Agent and CHG (or such shorter period acceptable to the Senior Administrative Agent in its sole discretion).

(b)   Each of Cinedigm, Parent Holdings, Holdings and the Borrower agrees not to execute any Contract Change other than immaterial Contract Changes that do not affect the obligations or rights of any party in any material respect (i) until the Discharge of Senior Facilities Obligations, without the prior written consent of the Senior Agent and (ii) until the Discharge of CHG Lease Obligations, without the prior written consent of CHG; provided that

CHG's consent shall not be required, and CHG may not object to any Contract Change to which the Senior Agent has consented pursuant to clause (i) above, (A) at any time after the occurrence and during the continuance of a Default or Event of Default under Section 9.1(a) or (e) of the Senior Credit Agreement, (B) at any time after the occurrence and during the continuance of a Default or Event of Default under Section 9.1 of the Senior Credit Agreement (other than a Default or Event of Default under clauses (a) or (e) of Section 9.1 of the Senior Credit Agreement) unless such Contract Change would reasonably be expected to materially and adversely affect CHG's economic interests or (C) at any time prior to the Discharge of Senior Facilities Obligations if such Contract Change is an immaterial Contract Change or, in the case of a Contract Change with respect to an Exhibitor Agreement, is a change consistent in form and substance with previously approved Exhibitor Agreements.  Each of Cinedigm, Parent Holdings, Holdings and the Borrower agrees that any Contract Change effected in violation of the preceding sentence shall be deemed null and void.  Subject to the two preceding sentences, each of Cinedigm, Parent Holdings, Holdings and the Borrower agrees to use its commercially reasonable efforts to implement any Contract Change requested by (x) until the Discharge of Senior Facilities Obligations, the Senior Agent, and (y) thereafter until the Discharge of CHG Lease Obligations, CHG.

SECTION 4. Cash Management and Waterfall.

4.1   Establishment of Cash Management Accounts.  (a) The Borrower agrees to establish with a Deposit Bank on or prior to the Effective Date each of the following lockbox or other Dollar deposit accounts listed below (all of which Dollar deposit accounts shall, at the Borrower's option, be interest-bearing) on terms satisfactory to the Specified Senior Agent in its sole discretion (each to be referred to herein by the defined term provided below and, collectively, together with the Distribution Lockbox Account, the Holdings Operating Account, the Equipment Purchase Account and the DDTL Escrow Account, the "Cash Management Accounts"):

Name of Account	Deposit Bank	PO Box/Account Number	Defined Term for Account
Collection Account	SG		"Collection Account"
Debt Service Account	SG		"Debt Service Account"
Debt Service Reserve Account	SG		"Debt Service Reserve Account"

The Borrower shall maintain (i) each of the Collection Account and the Debt Service Account until the Discharge of Second Subordinated Notes (or, if upon the Discharge of First Subordinated Notes, the only holder of Second Subordinated Notes is Cinedigm, the Discharge of First Subordinated Notes), and (ii) the Debt Service Reserve Account until the Discharge of Senior Facilities Obligations (including, for the avoidance of doubt, the indefeasible payment in full in cash of the SG Advisory Fee Note), in each case in accordance with this Section 4.

(b)           The Borrower acknowledges and agrees that the lockbox account with [_______] (PO Box [_____] and with Account No. [_______] has previously been established by Parent Holdings as the "Distributor Lockbox Account" and will be subject to the Distributor Lockbox Collateral Agency Agreement in accordance with Section 4.2 hereof.  The Borrower will cause such arrangements to be maintained until the Discharge of Second Subordinated Notes (or, if upon the Discharge of First Subordinated Notes, the only holder of Second Subordinated Notes is Cinedigm, the Discharge of First Subordinated Notes) in accordance with this Section 4.

(c)           Holdings acknowledges and agrees that the deposit account with Account No. 201413 has previously been established by Holdings as the "Holdings Operating Account" and is subject to a Control Agreement entered into on or before the Effective Date in favor of SG as designee for the Senior Collateral Agent, CHG and the Borrower.  The Borrower will cause such arrangements to be maintained until the Discharge of Second Subordinated Notes (or, if upon the Discharge of First Subordinated Notes, the only holder of Second Subordinated Notes is Cinedigm, the Discharge of First Subordinated Notes) in accordance with this Section 4.

(d)           Holdings acknowledges and agrees that the deposit account with Account No. 201405 has previously been established by Holdings as the "Equipment Purchase Account" and is subject to a Control Agreement entered into on or before the Effective Date in favor of SG as designee for the Senior Collateral Agent, CHG and the Borrower.  The Equipment Purchase Account shall be maintained in accordance with this Section 4 until the later of (A) the last day of the Availability Period and (B) the payment of all vendor invoices due and payable under the Supply Agreements as of the last day of the Availability Period.

(e)           On or prior to the DDTL Termination Date, if the Borrower delivers a Notice of DDTL Termination Date Funding, the Senior Administrative Agent agrees to establish in its name and with SG a non-interest bearing deposit account (the "DDTL Escrow Account") which deposit account shall be subject to a control agreement in favor of the Senior Collateral Agent that provides exclusive "control" (as defined in the applicable UCC) to the Senior Collateral Agent, prohibits the Borrower from making withdrawals and is otherwise on terms satisfactory to the Senior Collateral Agent in its sole discretion.  The Borrower will cause the DDTL Escrow Account to be maintained until all funds therein are disbursed in accordance with Sections 2.2(a) and 2.5(d) of the Senior Credit Agreement.

(f)           On or prior to the Effective Date, CHG agrees to establish in its name and with SG a deposit account (the "Use Tax Account"), which deposit account shall be subject to a control agreement in favor of the Senior Collateral Agent that (i) provides exclusive "control" (as defined in the applicable UCC) to the Senior Collateral Agent, (ii) permits CHG to have access solely for the purposes provided under this Agreement, (iii) prohibits the Borrower from making withdrawals and (iv) is otherwise on terms satisfactory to the Senior Collateral Agent and CHG in their discretion.  CHG will cause the Use Tax Account to be maintained until the date upon which the Discharge of CHG Lease Obligations has occurred.  CHG may invest the contents of the Use Tax Account solely in Cash Equivalents or such other investment vehicles as may be mutually agreed among CHG, the Borrower and the Specified Senior Agent, and may retain any returns on such investments for its own account.  Amounts retained in the Use Tax Account as of the date upon which the Discharge of CHG Lease Obligations shall have occurred shall be transferred to Holdings for deposit into the Collection Account for application in accordance with Sections 4.4, 4.5 and 4.6 hereof.  CHG agrees to pay use taxes associated with the lease by Holdings from CHG of Installed Digital Systems pursuant to the CHG Lease Facility Documents as and when due and payable by CHG regardless of whether amounts in the Use Tax Account are sufficient to cover such use taxes then due and payable, and other than as set forth in the immediately preceding two sentences, CHG agrees not to withdraw amounts from the Use Tax Account for application to any other use.

4.2   Deposits into Collection Account or Distributor Lockbox Account; Transfer to Collection Account.  Each Grantor  shall  (i) deposit or cause to be deposited all revenues and earnings derived from Installed Digital Systems (including amounts paid by Exhibitors with respect to any booking commitments and VPFs actually contributed on the Effective Date by Parent Holdings pursuant to the Sale and Contribution Agreement, but excluding all other VPFs) into the Collection Account, (ii) cause to be deposited all VPFs derived from the Installed Digital Systems (other than VPFs actually contributed on the Effective Date by Parent Holdings pursuant to the Sale and Contribution Agreement) into the Distributor Lockbox Account, (iii) on the Effective Date, deposit or cause to be deposited the cash capital contribution made by Cinedigm to Parent Holdings and Parent Holdings to Holdings, as a condition precedent to the Effective Date under clause (c)(i) of Schedule 3.1 of the Senior Credit Agreement, into the Holdings Operating Account as necessary to cause the Target Minimum Cash Amount to be on deposit therein, with the remainder to be contributed by Holdings to the Borrower and deposited into the Collection Account and (iv) transfer or cause to be transferred into the Collection Account from the Equipment Purchase Account the cash portion of the Installation Management Fee to the extent required or permitted by Section 4.9(c)(I) or (II) hereof.  On or before the date required under the Senior Credit Agreement, Parent Holdings shall enter into an agreement with the applicable Deposit Bank and the collateral agent under the Distributor Lockbox Collateral Agency Agreement, which shall provide for such collateral agent's exclusive control over all cash collections and deposits received in the Distributor Lockbox Account and allows such collateral agent to require that all collection and deposits (including those relating to the Installed Digital Systems) be transferred to the Collection Account within two (2) Business Days in accordance with the Distributor Lockbox Collateral Agency Agreement.

4.3   Debt Service Reserve and Debt Service Reserve Account.  The Borrower shall fund and maintain at all times the Debt Service Reserve in the Debt Service Reserve Account in accordance with the terms of this Agreement and the Control Agreement governing the Debt Service Reserve Account.  On any Interest Payment Date or Payment Date when no Event of Default has occurred and is continuing, the Senior Administrative Agent may cause the Debt Service Reserve Account to be debited for the purpose of paying interest (other than Accrued Default Interest) and principal under the Senior Credit Agreement to the extent amounts then on deposit in the Debt Service Account or otherwise available are insufficient.  During the continuance of an Event of Default, the Senior Administrative Agent may or, at the request of the Required Senior Creditors, shall, cause the Debt Service Reserve Account to be debited for the purpose of paying interest and principal then due and payable under the Senior Credit Agreement to the extent amounts then on deposit in the Debt Service Account or otherwise available are insufficient.  Notwithstanding anything to the contrary contained herein or in any other Senior Credit Document, the Senior Administrative Agent, on behalf of the Senior Lenders, shall have recourse to the amounts in the Debt Service Reserve Account, if any, for (A) the payment of the principal of the Senior Loans on the Maturity Date (or such earlier date on which the Senior Loans become due and payable pursuant to Section 9.2 of the Senior Credit Agreement) and (ii) the payment in full of all other Senior Obligations on the Maturity Date or during the continuance of an Event of Default.  Pursuant to Section 3.3(c) hereof, any payment of principal or interest on the Senior Loans made from the Debt Service Reserve Account under this Section 4.3 shall also constitute payment by CHG of its corresponding obligations owed to the Borrower under the CDF2 Loan Documents from the debt service reserve required thereunder and shall constitute application by CHG of the Prepaid Reserve required under the CHG Lease Facility Documents to payment of the corresponding Rent Shortfall (as defined in the CHG Lease Agreement) under the CHG Lease Facility Documents.  All earnings on the Debt Service Reserve shall be credited to the Debt Service Reserve Account and on the Quarterly Application Date, such earnings shall, if the Senior Administrative Agent determines the Debt Service Reserve Account is fully-funded, be remitted to the Collection Account so long as no Default has occurred and is continuing or would be caused thereby.

4.4   Applications on Monthly Application Date.  So long as no Event of Default has occurred and is continuing and any Senior Commitments or Specified Senior Obligations remain outstanding, funds in the Collection Account will be applied on each Monthly Application Date in the following priority:

(a)   First, to the Holdings Operating Account, an amount sufficient to pay or reimburse (or, in the case of Permitted Tax Expenses, Permitted Operating Expenses, Holdings' allocable share of clauses (D) and (E) below and Capital Expenditures, to make a distribution to Holdings to pay or reimburse), as applicable, payment of (A) the Servicing Fee earned during the fiscal month reporting period reflected in the most recently delivered Management Report and payable as of such Monthly Application Date, (B) Permitted Tax Expenses, (C) after the Availability Period, Permitted Operating Expenses (subject to a maximum disbursement under this clause (C) of (1) for the Fiscal Year ending March 31, 2013, the product of (i) $200,000 and (ii) a ratio, the numerator of which is the number of days elapsed since the end of the Availability Period and the denominator of which is 365, (2) for the Fiscal Year ending March 31, 2014, $206,000 (as increased in each Fiscal Year pursuant to clause (3) below, the "Opex Base Amount"), and (3) for each Fiscal Year thereafter, 103% of the Opex Base Amount for the immediately preceding Fiscal Year), (D) Permitted Back-Up Services Expenses, (E) Back-Up Services Expenses (other than Permitted Back-Up Services Expenses), audit fees, audit expenses and related indemnities incurred under the Exhibitor Agreements (other than any of the foregoing that constitute Permitted Operating Expenses) and other operating expenses (other than Permitted Operating Expenses) to the extent such Back-Up Services Expenses, audit fees, audit expenses and related indemnities and other operating expenses are deducted from the calculation of the Servicing Fee referenced in clause (A) above, and (F) after the Availability Period, Capital Expenditures to the extent permitted under Section 8.16(b) of the Senior Credit Agreement (or the equivalent of such Section under any other Specified Senior Facility, if applicable), in the case of the amounts to be disbursed pursuant to clauses (B), (C), (D), (E) and (F) above, that are actually paid by or on behalf of Holdings, the Borrower or its Subsidiaries in the preceding fiscal month as reflected in the most recently delivered Cash Expense Report (with such adjustments by the Specified Senior Agent as necessary to reflect any applicable reconciliations reflected in the most recently delivered Management Report); provided that in any Fiscal Year, the maximum amount permitted under this clause (a) to be applied in the aggregate to Permitted Property Tax Expenses and Permitted Operating Expenses shall be reduced to the extent of any amounts previously or concurrently applied to the payment of Permitted Back-Up Services Expenses in such Fiscal Year;

(b)   Second, to (i) the Senior Administrative Agent, an amount equal to the unpaid costs and expenses then due, including attorneys' fees and expenses, of any Senior Agent or any Senior Lender that are required to be reimbursed pursuant to the Senior Credit Agreement or any other Senior Credit Document and (ii) to CHG, an amount equal to the unpaid costs and expenses then due, including attorneys' fees and expenses, of CHG or any Junior Creditor that are required to be reimbursed pursuant to the CHG Lease Agreement or any CHG Lease Facility Document;

(c)   Third, to the Debt Service Account, an amount equal to the sum of (A) the scheduled payment of principal, Rent or similar obligations of Specified Senior Obligations due on the next Payment Date, (B) all interest (other than Accrued Default Interest) on the Specified Senior Obligations due and payable on or prior to the next Interest Payment Date and (C) any scheduled amounts due under any Secured Hedging Documents on or prior to the next Payment Date; provided that if any Subordinated Notes constitute the Specified Senior Obligations as of any Monthly Application Date, no funds in the Collection Account shall be applied on such Monthly Application Date pursuant to this clause (c) before the date that is 91 days after the date upon which the Discharge of CHG Lease Obligations has occurred; provided further that prior to Discharge of Senior Facilities Obligations and pursuant to Section 3.3(a) and (b) hereof, any and all amounts due and owing under the CHG Lease Facility Documents shall be applied under this clause (c) and Section 4.7 hereof to the Senior Administrative Agent for the benefit of the Senior Lenders and shall be deemed to satisfy Holdings' payment obligations owed to CHG and the other Junior Creditors under the CHG Lease Facility Documents with respect to Rent and CHG's principal and interest payment obligations due and owing to Borrower under the CDF2 Loan Documents;

(d)   Fourth, to the Specified Senior Agent, an amount equal to all Accrued Default Interest, if any, and any fees and other amounts owing to the Specified Senior Creditors under the Specified Senior Facility, including amounts owing pursuant to Section 2.13 of the Senior Credit Agreement, if applicable; provided that, to the extent amounts on deposit in the Collection Account are insufficient to pay in full all Accrued Default Interest pursuant to this clause (d), any unpaid Accrued Default Interest shall remain outstanding and accrue interest at the rate specified in Section 2.6(c) of the Senior Credit Agreement until paid in full pursuant to a subsequent application of funds under Sections 4.4 or 4.5 hereto or Section 2.9(c) of the Senior Credit Agreement; provided further that prior to the Discharge of Senior Obligations and pursuant to Section 3.3(a) and (b) hereof, all Accrued Default Interest and any fees and other amounts paid to the Senior Administrative Agent under this clause (d) shall also constitute a corresponding payment of (i) accrued default interest and fees and other amounts owing under the CDF2 Loan Agreement and (ii) to the extent applicable, the Late Payment Rate (as defined in the CHG Lease Agreement) and other comparable amounts owing under the CHG Lease Agreement;

(e)   Fifth, until the Discharge of Senior Facilities Obligations, to the Debt Service Reserve Account, an amount (if any) necessary to cause the amount on deposit therein to equal the Debt Service Reserve; provided that for any amounts funded to the Debt Service Reserve Account, a corresponding amount shall be deemed funded to (i) the debt service reserve under the CDF2 Loan Documents and (ii) the Prepaid Reserve under the CHG Lease Facility Documents;

(f)   Sixth, so long as no Default or Event of Default exists or would result therefrom, to CHG as payment (without interest) of any Lease Administration Fees then due and owing; provided that, to the extent amounts on deposit in the Collection Account are insufficient to pay in full all such Lease Administration Fees pursuant to this clause (f), any unpaid Lease Administration Fees shall remain outstanding until paid in full (without interest) pursuant to a subsequent application of funds under Section 4.4 or 4.5 hereto;

(g)   Seventh, to the Equipment Purchase Account if amounts on deposit therein are insufficient to pay supplier invoices then due and payable under applicable Supply Agreements such additional amount necessary to pay such invoices (after giving effect to any extended payment terms to the extent available under such Supply Agreements);

(h)   Eighth, (i) to the Holdings Operating Account as a Restricted Payment from the Borrower, an amount necessary to cause the amounts on deposit in the Holdings Operating Account as of such Application Date to equal the Target Minimum Cash Amount and (ii) to the Administrative Servicer as payment of any portion of the Installation Management Fee (A) that becomes due and payable under the Management Services Agreement during the Availability Period, (B) that is not evidenced by a Cinedigm Installation Note and (C) that was transferred from the Equipment Purchase Account to the Collection Account when earned by the Administrative Servicer to the extent required or permitted by Section 4.9(c)(I) or (c)(II); provided that, to the extent amounts in the Collection Account are insufficient to pay all amounts due and owing pursuant to the foregoing clauses (i) and (ii), such amounts in the Collection Account shall be applied toward the foregoing clauses (i) and (ii) on a 50/50% basis;

(i)   Ninth, from and after the date upon which the Borrower has delivered or caused to be delivered a monthly report pursuant to Section 6.1(a) of the Senior Credit Agreement for the fiscal month ending June 30, 2012, which monthly report sets forth the calculation of the Screen Turnover Ratio as required by the Senior Credit Agreement, and so long as no Default exists or would result therefrom, to the Administrative Servicer as payment of any Incentive Servicing Fees not evidenced by a Cinedigm Servicing Note then due and payable in cash under the Management Services Agreement; provided that (1) if a Servicer Performance Default of the type described in clause (a) of the definition thereof has occurred (regardless of whether such Servicer Performance Default is then continuing), no payments of Incentive Servicing Fees pursuant to this clause (i) shall be permitted until the Discharge of the Senior Facilities Obligations, Discharge of the CHG Lease Obligations and Discharge of the First Subordinated Notes has occurred and (2) if any other Servicer Performance Default has occurred, no payments of Incentive Servicing Fees pursuant to this clause (i) shall be permitted for so long as such Servicer Performance Default is continuing; provided further that any Incentive Servicing Fees not paid in cash as a result of the operation of the immediately preceding proviso may be paid, at the election of the Administrative Servicer, by issuance of additional Cinedigm Servicing Notes in such amount or by capitalizing such amount and adding it to the principal amount then outstanding under the Cinedigm Servicing Notes;

(j)   Tenth, to the Senior Administrative Agent for the benefit of the Senior Revolving Lenders, an amount equal to such principal amount of the Senior Revolving Loans outstanding as of such Application Date as the Borrower may properly elect pursuant to Section 2.4 of the Senior Credit Agreement (together with all accrued and unpaid interest on the amount prepaid and all amounts owing pursuant to Section 2.13(a) of the Senior Credit Agreement as a result of such prepayment);

(k)   Eleventh, from and after the date upon which all Senior Obligations (other than the SG Advisory Fee Note and any Secured Hedging Obligations) have been repaid or Refinanced in full in cash, to SG as payment of all amounts then outstanding under the SG Advisory Fee Note; and

(l)   Twelfth, for any Monthly Application Date occurring prior to the end of the Availability Period, and so long as no Default or Event of Default exists or would result therefrom, at the Borrower's request, to Holdings as a Restricted Payment in an amount equal to any excess remaining amount in the Collection Account, the proceeds of which shall be (A) used by Holdings to invest in additional Installed Digital Systems (in which case such proceeds shall be deposited by Holdings into the Equipment Purchase Account), (B) retained by Holdings as cash on hand in the Holdings Operating Account, or (C) applied by Holdings on behalf of the Borrower to the voluntary prepayment of the Senior Term Loans (together with all accrued and unpaid interest on the amount prepaid and all amounts owing pursuant to Section 2.13(a) of the Senior Credit Agreement as a result of such prepayment) to the extent then permitted by Sections 2.4 and 2.9 of the Senior Credit Agreement; provided that, pursuant to Section 3.3(c) hereof, any voluntary prepayment of the Senior Term Loans under this clause (l) shall also constitute payment by CHG of its corresponding obligations owed to the Borrower under the CDF2 Loan Documents and shall be deemed to satisfy Holdings' payment obligations owed to CHG and the other Junior Creditors under the CHG Lease Facility Documents with respect to Variable Rent.

Subject to Section 2.9(c) of the Senior Credit Agreement, amounts not utilized on a Monthly Application Date as set forth above shall be retained in the Collection Account for application on the next Application Date.

4.5   Applications on Quarterly Application Date.  So long as no Event of Default has occurred and is continuing and any Senior Commitments, Secured Senior Obligations or Subordinated Notes remain outstanding, funds in the Collection Account will be applied on each Quarterly Application Date in the following priority:

(a)   First, to the Holdings Operating Account, an amount sufficient to pay or reimburse (or, in the case of Permitted Tax Expenses, Permitted Operating Expenses, Holdings' allocable share of clauses (D) and (E) below and Capital Expenditures, to make a distribution to Holdings to pay or reimburse), as applicable, payment of (A) the Servicing Fee earned during the fiscal month reporting period reflected in the most recently delivered Management Report and payable as of such Quarterly Application Date, (B) Permitted Tax Expenses, (C) after the Availability Period, Permitted Operating Expenses (subject to a maximum disbursement under this clause (C) of (1) for the Fiscal Year ending March 31, 2013, the product of (i) $200,000 and (ii) a ratio, the numerator of which is the number of days elapsed since the end of the Availability Period and the denominator of which is 365, (2) for the Fiscal Year ending March

31, 2014, $206,000 (as increased in each Fiscal Year pursuant to clause (3) below, the "Opex Base Amount"), and (3) for each Fiscal Year thereafter, 103% of the Opex Base Amount for the immediately preceding Fiscal Year), (D) Permitted Back-Up Services Expenses, (E) Back-Up Services Expenses (other than Permitted Back-Up Services Expenses), audit fees, audit expenses and related indemnities incurred under the Exhibitor Agreements (other than any of the foregoing that constitute Permitted Operating Expenses) and other operating expenses (other than Permitted Operating Expenses) to the extent such Back-Up Services Expenses, audit fees, audit expenses and related indemnities and other operating expenses are deducted from the calculation of the Servicing Fee referenced in clause (A) above, and (F) after the Availability Period, Capital Expenditures to the extent permitted under Section 8.16(b) of the Senior Credit Agreement, (or the equivalent of such Section under any other Specified Senior Facility, if applicable), in the case of the amounts to be disbursed pursuant to clauses (B), (C), (D), (E) and (F) above, that are actually paid by or on behalf of Holdings, the Borrower or its Subsidiaries in the preceding fiscal month as reflected in the most recently delivered Cash Expense Report (with such adjustments by the Specified Senior Agent as necessary to reflect any applicable reconciliations reflected in the most recently delivered Management Report); provided that in any Fiscal Year, the maximum amount permitted under this clause (a) to be applied in the aggregate to Permitted Property Tax Expenses and Permitted Operating Expenses shall be reduced to the extent of any amounts previously or concurrently applied to the payment of Permitted Back-Up Services Expenses in such Fiscal Year;

(b)   Second, to (i) the Senior Administrative Agent, an amount equal to the unpaid costs and expenses then due, including attorneys' fees and expenses, of any Senior Agent or any Senior Lender that are required to be reimbursed pursuant to the Senior Credit Agreement or any other Senior Credit Document and (ii) to CHG, an amount equal to the unpaid costs and expenses then due, including attorneys' fees and expenses, of CHG or any Junior Creditor that are required to be reimbursed pursuant to the CHG Lease Agreement or any CHG Lease Facility Document;

(c)   Third, to the Debt Service Account, an amount equal to the sum of (A) the scheduled payment of principal, Rent or similar obligations of Specified Senior Obligations due on the next Payment Date, (B) all interest (other than Accrued Default Interest) on the Specified Senior Obligations due and payable on or prior to the next Interest Payment Date and (C) any scheduled amounts due under any Secured Hedging Documents on or prior to the next Payment Date; provided that if any Subordinated Notes constitute the Specified Senior Obligations as of any Quarterly Application Date, no funds in the Collection Account shall be applied on such Quarterly Application Date pursuant to this clause (c) before the date that is 91 days after the date upon which the Discharge of CHG Lease Obligations has occurred; provided further that prior to Discharge of Senior Facilities Obligations and pursuant to Section 3.3(a) and (b) hereof, any and all amounts due and owing under the CHG Lease Facility Documents shall be applied under this clause (c) and Section 4.7 hereof to the Senior Administrative Agent for the benefit of the Senior Lenders and shall be deemed to satisfy Holdings' payment obligations owed to CHG and the other Junior Creditors under the CHG Lease Facility Documents with respect to Rent and CHG's principal and interest payment obligations due and owing to Borrower under the CDF2 Loan Documents;

(d)   Fourth, to the Specified Senior Agent, an amount equal to all Accrued Default Interest, if any, and any fees and other amounts owing to the Specified Senior Creditors under the Specified Senior Facility, including amounts owing pursuant to Section 2.13 of the Senior Credit Agreement, if applicable; provided that, to the extent amounts on deposit in the Collection Account are insufficient to pay in full all Accrued Default Interest pursuant to this clause (d), any unpaid Accrued Default Interest shall remain outstanding and accrue interest at the rate specified in Section 2.6(c) of the Senior Credit Agreement until paid in full pursuant to a subsequent application of funds under Sections 4.4 or 4.5 hereto or Section 2.9(c) of the Senior Credit Agreement; provided further that prior to the Discharge of Senior Obligations and pursuant to Section 3.3(a) and (b) hereof, all Accrued Default Interest and any fees and other amounts paid to the Senior Administrative Agent under this clause (d) shall also constitute a corresponding payment of (i) accrued default interest and fees and other amounts owing under the CDF2 Loan Agreement and (ii) to the extent applicable, the Late Payment Rate (as defined in the CHG Lease Agreement) and other comparable amounts owing under the CHG Lease Agreement;

(e)   Fifth, until the Discharge of Senior Facilities Obligations, to the Debt Service Reserve Account, an amount (if any) necessary to cause the amount on deposit therein to equal the Debt Service Reserve; provided that for any amounts funded to the Debt Service Reserve Account, a corresponding amount shall be deemed funded to (i) the debt service reserve under the CDF2 Loan Documents and (ii) the Prepaid Reserve under the CHG Lease Facility Documents;

(f)   Sixth, so long as no Default or Event of Default exists or would result therefrom, to CHG as payment (without interest) of any Lease Administration Fees then due and owing; provided that, to the extent amounts on deposit in the Collection Account are insufficient to pay in full all such Lease Administration Fees pursuant to this clause (f), any unpaid Lease Administration Fees shall remain outstanding until paid in full (without interest) pursuant to a subsequent application of funds under Section 4.4 or 4.5 hereto;

(g)   Seventh, to the Equipment Purchase Account if amounts on deposit therein are insufficient to pay supplier invoices then due and payable under applicable Supply Agreements such additional amount necessary to pay such invoices (after giving effect to any extended payment terms to the extent available under such Supply Agreements);

(h)   Eighth, (i) to the Holdings Operating Account as a Restricted Payment from the Borrower, an amount necessary to cause the amounts on deposit in the Holdings Operating Account as of such Application Date to equal the Target Minimum Cash Amount and (ii) to the Administrative Servicer as payment of any portion of the Installation Management Fee that (A) becomes due and payable under the Management Services Agreement during the Availability Period, (B) is not evidenced by a Cinedigm Installation Note and (C) that was transferred from the Equipment Purchase Account to the Collection Account when earned by the Administrative Servicer to the extent required or permitted by Section 4.9(c)(I) or (c)(II); provided that, to the extent amounts in the Collection Account are insufficient to pay all amounts due and owing pursuant to the foregoing clauses (i) and (ii), such amounts in the Collection Account shall be applied toward the foregoing clauses (i) and (ii) on a 50/50% basis;

(i)   Ninth, from and after the date upon which the Borrower has delivered or caused to be delivered a monthly report pursuant to Section 6.1(a) of the Senior Credit Agreement for the fiscal month ending June 30, 2012, which monthly report sets forth the calculation of the Screen Turnover Ratio as required by the Senior Credit Agreement, and so long as no Default exists or would result therefrom, to the Administrative Servicer as payment of any Incentive Servicing Fees not evidenced by a Cinedigm Servicing Note then due and payable in cash under the Management Services Agreement; provided that (1) if a Servicer Performance Default of the type described in clause (a) of the definition thereof has occurred (regardless of whether such Servicer Performance Default is then continuing), no payments of Incentive Servicing Fee pursuant to this clause (i) shall be permitted until the Discharge of the Senior Facilities Obligations, Discharge of the CHG Lease Obligations and Discharge of the First Subordinated Notes has occurred and (2) if any other Servicer Performance Default has occurred, no payments of Incentive Servicing Fees pursuant to this clause (i) shall be permitted for so long as such Servicer Performance Default is continuing; provided further that any Incentive Servicing Fees not paid in cash as a result of the operation of the immediately preceding proviso may be paid, at the election of the Administrative Servicer, by issuance of additional Cinedigm Servicing Notes in such amount or by capitalizing such amount and adding it to the principal amount then outstanding under the Cinedigm Servicing Notes;

(j)   Tenth, to the Senior Administrative Agent for the benefit of the Senior Revolving Lenders, an amount equal to such principal amount of the Senior Revolving Loans outstanding as of such Application Date (together with all accrued and unpaid interest on the amount prepaid and all amounts owing pursuant to Section 2.13(a) of the Senior Credit Agreement as a result of such prepayment);

(k)   Eleventh, from and after the date upon which all Senior Obligations (other than the SG Advisory Fee Note and any Secured Hedging Obligations) have been repaid or Refinanced in full in cash, to SG as payment of all amounts then outstanding under the SG Advisory Fee Note; and

(l)   Twelfth, (A) for any Quarterly Application Date occurring prior to the end of the Availability Period, if applicable, and so long as no Default or Event of Default exists or would result therefrom, at the Borrower's request, to Holdings as a Restricted Payment in an amount equal to any excess remaining amount in the Collection Account, the proceeds of which shall be (x) used by Holdings to invest in additional Installed Digital Systems (in which case such proceeds shall be deposited by Holdings into the Equipment Purchase Account), (y) retained by Holdings as cash on hand in the Holdings Operating Account, or (z) applied by Holdings on behalf of the Borrower to the voluntary prepayment of the Senior Term Loans (together with all accrued and unpaid interest on the amount prepaid and all amounts owing pursuant to Section 2.13(a) of the Senior Credit Agreement as a result of such prepayment) to the extent then permitted by Sections 2.4 and 2.9 of the Senior Credit Agreement and (B)(1) for any Quarterly Application Date occurring prior to the end of the Availability Period and during  the existence of a Default or Event of Default or (2) for any Quarterly Application Date occurring on the last day of or after the Availability Period, in each case, to the Specified Senior Agent, 100% of Excess Cash Flow as a mandatory prepayment of the Specified Senior Obligations to the extent required pursuant to Section 2.5(a) of the Senior Credit Agreement (or the equivalent of such Section under any other Specified Senior Facility, if applicable); provided that pursuant to

Section 3.3(c) hereof any voluntary or mandatory prepayment of the Senior Term Loans made under this clause (l) shall also constitute payment by CHG of its corresponding obligations owed to the Borrower under the CDF2 Loan Documents and shall be deemed to satisfy Holdings' payment obligations owed to CHG and the other Junior Creditors under the CHG Lease Facility Documents with respect to Variable Rent.

To the extent Excess Cash Flow otherwise required to be applied as a prepayment of the Specified Senior Obligations as of any Quarterly Application Date pursuant to the prior clause (l) is less than the thresholds described in Section 2.5(a) of the Senior Credit Agreement (or the equivalent of such Section under any other Specified Senior Facility, if applicable), such unapplied Excess Cash Flow shall remain on deposit in the Collection Account until the next Application Date.

Subject to Section 2.9(c) of the Senior Credit Agreement, amounts not utilized on a Quarterly Application Date as set forth above shall be retained in the Collection Account for application on the next Application Date.

4.6   Retention by Holdings.  Immediately after the date upon which the Discharge of Second Subordinated Notes shall have occurred (or, if upon the Discharge of First Subordinated Notes, the only holder of Second Subordinated Notes is Cinedigm, the date upon which the Discharge of First Subordinated Notes shall have occurred), the Borrower shall transfer to Holdings all funds in the Collection Account for application by Holdings to any lawful purpose, including applications permitted to be recouped under the Digital Cinema Deployment Agreements.

4.7   Distributions from the Debt Service Account.  On each Payment Date and Interest Payment Date, amounts on deposit in the Debt Service Account shall be applied by the Specified Senior Agent to the payment of all principal, Rent or similar obligations and interest amounts (other than Accrued Default Interest) due with respect to the Specified Senior Obligations as of such respective Payment Date or Interest Payment Date and any scheduled amounts due under any Secured Hedging Documents as of such Payment Date; provided that prior to Discharge of Senior Facilities Obligations and pursuant to Section 3.3(a) and (b) hereof, any amounts applied to the Senior Administrative Agent for the benefit of the Senior Lenders under this Section 4.7 shall also constitute payment by Holdings of its corresponding obligations due to CHG and the Junior Creditors with respect to Rent and shall constitute payment by CHG of its corresponding principal and interest payment obligations due to the Borrower under the CDF2 Loan Documents.

4.8   Payment Instructions.  All payments in Sections 4.4 and 4.5 hereto shall be paid through amounts on deposit in the Collection Account and effected by the Specified Senior Agent providing the Senior Agent or, if a standing instruction has been issued by the Senior Agent pursuant to this Section 4.8, the applicable Deposit Bank, notice of the amounts to be disbursed from the Collection Account; provided that, while an Event of Default has occurred and is continuing, (i) the Specified Senior Agent shall effect all payments via notice to the Senior Agent and (ii) provide the Senior Agent at least two (2) days advance notice of requested disbursements from the Collection Account.

4.9   Deposits To/Distributions From Equipment Purchase Account.  The following amounts shall be deposited into the Equipment Purchase Account directly, or if received by any Grantor, transferred from the Holdings Operating Account or otherwise, in each case immediately at any time and to the extent a supplier invoice is due under the applicable Supply Agreement (after giving effect to any extended payment terms to the extent available under such Supply Agreement):  (i) all proceeds of purchases by CHG from Holdings of Installed Digital Systems pursuant to the CHG Sale Leaseback, (ii) all Required Exhibitor Contributions, (iii) any transfers from the Collection Account for investment in Installed Digital Systems permitted pursuant to Sections 4.4(g), 4.4(l), 4.5(g) or 4.5(l) hereof and (iv) transfers, at the discretion of Holdings or the Borrower, from the Holdings Operating Account to the extent not required to be otherwise applied under Sections 4.4 and 4.5 hereof; provided that any amounts described in this sentence that are received by any Grantor shall be transferred to the Equipment Purchase Account immediately upon receipt, on or prior to the Effective Date, in an amount sufficient to pay the Initial Payment Amount under the Ballantyne Supply Agreement, it being acknowledged and agreed that such Initial Payment Amount is not subject to extended payment terms.  Amounts on deposit in the Equipment Purchase Account shall be used (a) to pay invoices in the order delivered (after giving effect to any extended payment terms under the applicable Supply Agreements) with respect to purchases by Holdings, pursuant to Supply Agreements, of Installed Digital Systems in a manner consistent with the Pipeline Report most recently delivered under the Senior Credit Agreement, (b) to transfer to the Use Tax Account, (I) concurrently with each application of amounts to purchase Installed Digital Systems under clause (a) above, an amount equal to the Applicable Tax Amount with respect to such purchase, as determined pursuant to Section 7.12 hereof and (II) concurrently with each purchase of a Previously Deployed System from an Exhibitor, an amount equal to the aggregate "CDF2 Use Tax Adjustment" with respect to such Previously Deployed System as set forth in the applicable Exhibitor Approval Schedule for the applicable Exhibitor and (c) to pay or transfer any portion of the Installation Management Fee not evidenced by a Cinedigm Installation Note as follows: (I) to the Collection Account, the amount thereof paid (or required to be paid) on the Initial Funding Date (as defined in the Senior Credit Agreement) for Installed Digital Systems financed with the proceeds of Initial Advance Term Loans (as defined in the Senior Credit Agreement), (II) to the Collection Account, any other amount thereof to the extent determined by the Administrative Servicer to be needed for working capital purposes of the Borrower and/or Holdings through the end of the Availability Period (and the Administrative Servicer agrees to make such determination in good faith), and (III) to the Administrative Servicer, any amount thereof not described in clause (c)(I) or (II) above.  Upon the later of (A) the last day of the Availability Period and (B) the payment of all vendor invoices due and payable under the Supply Agreements (or to become due and payable upon expiration of any extended payment terms under the applicable Supply Agreements) as of the last day of the Availability Period, any amounts on deposit in the Equipment Purchase Account shall be transferred to the Collection Account for application in accordance with Sections 4.4, 4.5 and 4.6 hereof.

4.10   Deposits To/Distributions From Holdings Operating Account;  Insufficiency.  (a)   The following amounts shall be deposited into the Holdings Operating Account directly, or if received by any Grantor, immediately transferred to the Holdings Operating Account:  (i) on the Effective Date, the cash capital contribution made by Cinedigm to Parent Holdings and Parent Holdings to Holdings, as a condition precedent to the Effective Date under clause (c)(i) of Schedule 3.1 of the Senior Credit Agreement, as necessary to cause the

Target Minimum Cash Amount to be on deposit in the Holdings Operating Account, (ii) after an amount sufficient to pay the Initial Payment Amount under the Ballantyne Supply Agreement has been deposited into the Equipment Purchase Account, (x) all proceeds of purchases by CHG from Holdings of Installed Digital Systems pursuant to the CHG Sale Leaseback and (y) all Required Exhibitor Contributions, (iii) all proceeds of the Senior Revolving Loans and (iv) transfers from the Collection Account in accordance with Sections 4.4(a), 4.4(h)(i), 4.4(l)(B), 4.5(a), 4.5(h)(i) and 4.5(l)(A)(y).  Amounts on deposit in the Holdings Operating Account should be used (a) to fund the Debt Service Reserve into the Debt Service Reserve Account on the Effective Date, (b) to pay costs, expenses and fees payable by the Grantors on or about the Effective Date or any Funding Date (as defined in the Senior Credit Agreement) incurred in connection with the Senior Documents, the CHG Lease Facility Documents and the CDF2 Loan Documents, (c) to transfer to the Equipment Purchase Account immediately at any time and to the extent a supplier invoice is due under the applicable Supply Agreement (after giving effect to any extended payment terms to the extent available under such Supply Agreement), (d) for the purposes described in Sections 4.4(a) and 4.5(a), (e) on any Application Date prior to the last day of the Availability Period, for the purposes described in Sections 4.4(b), 4.4(c), 4.5(b) and 4.5(c), but only to the extent that, as of such Application Date, funds on deposit in the Collection Account are insufficient to make any payment required by any such Section, and (f) for any other working capital purpose permitted by the Senior Facilities Documents and the CHG Lease Facility Documents.  Upon the last day of the Availability Period, and thereafter on the Business Day immediately preceding each Application Date, any amounts on deposit in the Holdings Operating Account in excess of the Target Minimum Cash Amount shall be transferred to the Collection Account for application in accordance with Sections 4.4, 4.5 and 4.6 hereof.

(b)   Provided that (i) no Event of Default has occurred and is continuing, and (ii) the Specified Senior Agent received the Management Report delivered pursuant to Section 6.1(a) of the Senior Credit Agreement (or the equivalent of such Section under any other Specified Senior Facility, if applicable), then on any date other than a Monthly Application Date or Quarterly Application Date on which amounts credited to the Holdings Operating Account will be insufficient to pay all amounts to be paid pursuant to Section 4.4(a) or 4.5(a) above, prior to the next Monthly Application Date or Quarterly Application Date, as the case may be, the Borrower may provide the Specified Senior Agent with notice of the amounts and the proposed use of such amounts (with a description in reasonable detail of such use and related amounts) needed to cure such insufficiency.  Upon receipt of any such notice and confirmation by the Specified Senior Agent of such insufficiency, the Specified Senior Agent shall direct the Senior Agent to transfer from the Collection Account, within two (2) Business Days, the amount set forth in such notice to the Holdings Operating Account.

4.11   No Agent Liability.  Neither the Specified Senior Agent nor the Senior Agents shall have any responsibility for, or bear any risk of loss of, any investment or income of any funds in any Cash Collateral Account.  From time to time after funds are deposited in any Cash Collateral Account, the Senior Agents may apply funds then held in such Cash Collateral Account to the payment of Specified Senior Obligations in accordance with this Agreement.  No Grantor and no Person claiming on behalf of or through any Grantor shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all Senior Commitments and the payment in full of all Specified Senior Obligations.

4.12   SG Advisory Fee Note.  All parties hereto acknowledge and agree that the obligations owed by the Borrower to SG under the SG Advisory Fee Note are not secured by a Lien on Collateral, but shall constitute Senior Obligations for purposes of this Section 4.

4.13   CHG Indemnification Obligations.  CHG, on behalf of itself and the other Junior Creditors, hereby agrees that it shall not seek any indemnification (including, inter alia, with respect to property tax, use tax or loss of tax benefits) from Holdings or any other Grantor (and any such indemnity obligations shall not be payable) until Discharge of the Senior Facilities Obligations unless such amounts are applied in accordance with Section 3.3(a) hereof.

4.14   Use of Senior Facilities Proceeds.  (a)  The proceeds of the Senior Term Loans and the proceeds of funds released from the DDTL Escrow Account shall be used to fund the CDF2 Non-Recourse Loans to CHG for use to pay to Holdings a portion (including any deferred portion) of the purchase price for Installed Digital Systems pursuant to the CHG Sale Leaseback.  The proceeds of the Senior Revolving Loans shall be deposited into the Holdings Operating Account and used for the purposes set forth in Section 4.10 hereto.

(b)   The proceeds of the CDF2 Non-Recourse Loans shall be used to pay to Holdings a portion (including any deferred portion) of the purchase price for Installed Digital Systems pursuant to the CHG Sale Leaseback.

(c)   The proceeds of purchases by CHG from Holdings of Installed Digital Systems pursuant to the CHG Sale Leaseback shall be deposited into the Equipment Purchase Account or the Holdings Operating Account, as the case may be, in accordance with Sections 4.9 and 4.10 hereto, and in each case shall be withdrawn from such account and used solely for the purposes permitted by the applicable Section.

SECTION 5. Enforcement.

5.1   Exercise of Remedies. (a) So long as the Discharge of Senior Facilities Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor: (i) CHG and the other Junior Creditors (x) will not, other than as expressly set forth in instructions to CHG from the Senior Administrative Agent, exercise or seek to exercise any rights or remedies (including setoff) pursuant to any Enforcement Action whatsoever with respect to any Shared Collateral (including, without limitation, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which CHG or any Junior Creditor is a party) or institute or commence, or join with any Person in commencing, any action or proceeding with respect to such rights or remedies with respect to any Shared Collateral (including any action of foreclosure, enforcement, collection or execution), (y) will not contest, protest or object to any foreclosure proceeding or action brought by the Senior Collateral Agent or any other Senior Creditor or any other exercise by the Senior Collateral Agent or any other Senior Creditor of any rights and remedies relating to the Shared Collateral, and (z) will not object to the forbearance by the Senior Collateral Agent or the other Senior Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral; and (ii) except as set forth in clause (i)(x) above, the Senior Collateral Agent shall have the exclusive right, and the Required

Senior Creditors shall have the exclusive right to instruct the Senior Collateral Agent, to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Shared Collateral without any consultation with, or the consent of, CHG or any other Junior Creditor or the Borrower, all as though the CHG Lease Obligations and the CDF2 Loan Obligations did not exist; provided that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, CHG may file a claim or statement of interest with respect to the CHG Lease Obligations, (B) CHG may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations, or the rights of the Senior Collateral Agent or the other Senior Creditors to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Shared Collateral in accordance with the terms of this Agreement, and (C) CHG shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of CHG, including any claim secured by the Shared Collateral, if any, in each case in accordance with the terms of this Agreement.  In exercising rights and remedies with respect to the Shared Collateral, the Senior Collateral Agent and the other Senior Creditors may enforce the provisions of the Senior Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)   Notwithstanding Section 5.1(a) above, (i) if an event of default under the CHG Lease Facility Documents has occurred and is continuing, CHG may take an Enforcement Action after the expiration of the applicable Standstill Period (it being understood that if at any time after the delivery of a Standstill Notice that commences a Standstill Period, no event of default under the CHG Lease Facility Documents is continuing, CHG may not take Enforcement Actions under this clause (b) until the expiration of a new Standstill Period commenced by a new Standstill Notice relative to the occurrence of a new event of default under the CHG Lease Facility Documents that had not occurred as of the date of the delivery of the earlier Standstill Notice), and (ii) in no event shall CHG or any Junior Creditor take any Enforcement Action if, notwithstanding the expiration of the Standstill Period, the Senior Collateral Agent or any other the Secured Creditors (1) shall have commenced prior to the expiration of the Standstill Period (or thereafter but prior to the commencement of any Enforcement Action by CHG) and be diligently pursuing in good faith any Enforcement Action whatsoever, the exercise of their enforcement rights or remedies against, or diligently attempting in good faith to vacate any stay of enforcement of their Liens on, all or a substantial portion of Shared Collateral, or (2) shall have commenced and are diligently pursuing the good faith solicitation of bids from third parties to conduct the liquidation of all or a substantial portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting and selling all or a substantial portion of the Shared Collateral or the commencement of any legal proceedings or any action against or with respect to all or a substantial portion of the Shared Collateral, and (iii) prior to taking any Enforcement Action or action to commence or petition for any Insolvency Proceeding after the end of the Standstill Period, CHG shall give the Senior Collateral Agent not more than 30 Business Days and not less than 10 Business Days prior written notice of the intention of CHG to exercise such rights and remedies, including specifying the rights and remedies that it intends to exercise, which notice may be sent prior to the end of the Standstill Period.  CHG hereby agrees to provide the Senior Collateral Agent with a copy of any notice of the occurrence of any default or event of default under the CHG Lease Facility Documents contemporaneously with any delivery of such notice to Holdings.  The Senior Agent hereby agrees to provide CHG with a copy of any notice of the occurrence of any default or event of default under the Senior Credit Documents contemporaneously with any delivery of such notice to the Borrower.

(c)   CHG, on behalf of itself and each Junior Creditor, agrees that it will not take or receive any Shared Collateral or any proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral, unless and until the Discharge of Senior Facilities Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Facilities Obligations has occurred, the sole right of CHG and the other Junior Creditors with respect to the Shared Collateral is to hold a Lien on the CHG Lease Collateral pursuant to the CHG Lease Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Facilities Obligations has occurred in accordance with the terms of the CHG Lease Facility Documents and applicable law.

(d)   CHG, for itself and on behalf of the other Junior Creditors, and each Junior Creditor (by its acceptance of the benefits of the CHG Lease Facility Documents), (i) agrees that it will not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the Senior Credit Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Security Document or subordinate the priority of the Senior Facilities Obligations to the CHG Lease Obligations or grant the Liens securing the CHG Lease Obligations equal ranking to the Liens securing the Senior Facilities Obligations and (ii) hereby waives any and all rights it may have as a junior lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which the Senior Collateral Agent or the other Senior Creditors seek to enforce or collect the Senior Facilities Obligations or the Liens granted in any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Collateral Agent or Senior Creditors is adverse to the interest of CHG or the other Junior Creditors.

(e)   CHG, for itself and on behalf of the other Junior Creditors, and each Junior Creditor (by its acceptance of the benefits of the CHG Lease Facility Documents) hereby acknowledges and agrees that no covenant, agreement or restriction contained in the CHG Lease Security Documents or any other CHG Lease Facility Document shall be deemed to restrict in any way the rights and remedies of the Senior Collateral Agent or the other Senior Creditors with respect to the Senior Collateral as set forth in this Agreement and the Senior Credit Documents.

5.2   Actions Upon Breach. If CHG or any Junior Creditor, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Shared Collateral, such Grantor, with the prior written consent of the Senior Collateral Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any Senior

Creditor may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

5.3   Step In Rights With Respect to the CDF2 Loan Documents.  The parties hereto acknowledge and agree that so long as the Discharge of Senior Facilities Obligations has not occurred, upon the occurrence and during the continuance of an Event of Default under the Senior Credit Documents, the Senior Collateral Agent may, in its sole discretion, and with exclusive authority, act on behalf of the Senior Creditors with respect to the exercise of collateral remedies and any and all other collateral rights of the Borrower under the CDF2 Loan Documents.  Upon notice by the Senior Collateral Agent to CHG and the Borrower of the occurrence of an Event of Default under the Senior Credit Documents and the Senior Collateral Agent's intent to exercise collateral remedies, CHG shall accept the Senior Collateral Agent's exercise of any or all of the collateral rights of the Borrower under or with respect to any CDF2 Loan Document, to the exclusion of the Borrower.

5.4   Step In Rights With Respect to the CHG Lease Facility Documents.  The parties hereto acknowledge and agree that so long as the Discharge of Senior Facilities Obligations has not occurred, upon the occurrence and during the continuance of an Event of Default under the Senior Credit Documents, the Senior Collateral Agent may, in its sole discretion, and with exclusive authority, exercise, or refrain from exercising, collateral remedies and any and all other collateral rights of CHG or Holdings under the CHG Lease Facility Documents on behalf of the Senior Creditors.  Upon notice by the Senior Collateral Agent to Holdings and CHG of the occurrence of an Event of Default under the Senior Credit Documents and the Senior Collateral Agent's intent to exercise exclusive authority with respect to the exercise of collateral remedies or any other collateral rights of CHG or Holdings, Holdings and CHG shall accept the Senior Collateral Agent's exercise of any or all of the collateral rights of CHG, on behalf of itself and the other Senior Creditors, under or with respect to any CHG Lease Facility Document, to the exclusion of CHG and the other Junior Creditors.

5.5   Step In Rights With Respect to the Management Services Agreement.  (a) The parties hereto acknowledge and agree that so long as the Discharge of Senior Facilities Obligations has not occurred, upon the occurrence and during the continuance of an Event of Default under the Senior Credit Documents, the Senior Collateral Agent may, in its sole discretion, and with exclusive authority, exercise, or refrain from exercising, collateral remedies and any and all other collateral rights of CHG, Holdings or the Borrower under the Management Services Agreement on behalf of the Senior Creditors, including the right to replace the "Manager" defined therein or to terminate the Management Services Agreement or take any other action under the Management Services Agreement that would otherwise be able to be taken by CHG, Holdings or the Borrower thereunder.  Upon notice by the Senior Collateral Agent to Holdings, the Borrower and CHG of the occurrence of an Event of Default under the Senior Credit Documents and the Senior Collateral Agent's intent to exercise exclusive authority with respect to the exercise of collateral remedies or any other collateral rights of CHG, Holdings or the Borrower, CHG, Holdings and the Borrower shall accept the Senior Collateral Agent's exercise of any or all of the collateral rights of CHG, Holdings or the Borrower, on behalf of itself and the other Senior Creditors, under or with respect to the Management Services Agreement, to the exclusion of CHG, Holdings and the Borrower.  The rights of the Senior Collateral Agent in this Section 5.5(a) are in addition to and not in limitation of the rights of the

Senior Collateral Agent under Section 18.8 of the Management Services Agreement and the rights of the Senior Agent under Section 7.18 of the Senior Credit Agreement.

(b)   The parties hereto acknowledge and agree that following the Discharge of Senior Facilities Obligations and prior to the Discharge of CHG Lease Obligations, upon the occurrence and during the continuance of an Event of Default under the CHG Lease Facility Documents, CHG may, in its sole discretion, and with exclusive authority, exercise, or refrain from exercising, collateral remedies and any and all other collateral rights of Holdings or the Borrower under the Management Services Agreement on behalf of the Junior Creditors, including the right to replace the "Manager" defined therein or to terminate the Management Services Agreement or take any other action under the Management Services Agreement that would otherwise be able to be taken by Holdings or the Borrower thereunder.  Following the Discharge of the Senior Facilities Obligations, upon notice by CHG to Holdings and the Borrower of the occurrence of an Event of Default under the CHG Lease Facility Documents and CHG's intent to exercise exclusive authority with respect to the exercise of collateral remedies or any other collateral rights of Holdings or the Borrower, Holdings and the Borrower shall accept CHG's exercise of any or all of the collateral rights of Holdings or the Borrower, on behalf of itself and the other Junior Creditors, under or with respect to the Management Services Agreement, to the exclusion of Holdings and the Borrower.

5.6   Step In Rights With Respect to Exhibitor Agreements.  (a)  The parties hereto acknowledge and agree that so long as the Discharge of Senior Facilities Obligations has not occurred, upon the occurrence and during the continuance of an Event of Default under the Senior Credit Documents, the Senior Collateral Agent may, in its sole discretion, and with exclusive authority, exercise, or refrain from exercising, collateral remedies and any and all other collateral rights of CHG, Holdings or the Borrower under any Exhibitor Agreement on behalf of the Senior Creditors, including the right to terminate such Exhibitor Agreement or take any other action under such Exhibitor Agreement that would otherwise be able to be taken by CHG, Holdings or the Borrower thereunder.  Upon notice by the Senior Collateral Agent to Holdings, the Borrower and CHG of the occurrence of an Event of Default under the Senior Credit Documents and the Senior Collateral Agent's intent to exercise exclusive authority with respect to the exercise of collateral remedies or any other collateral rights of CHG, Holdings or the Borrower, CHG, Holdings and the Borrower shall accept the Senior Collateral Agent's exercise of any or all of the collateral rights of CHG, Holdings or the Borrower, on behalf of itself and the other Senior Creditors, under or with respect to such Exhibitor Agreement, to the exclusion of CHG, Holdings and the Borrower.

(b)   The parties hereto acknowledge and agree that following the Discharge of Senior Facilities Obligations and prior the Discharge of CHG Lease Obligations, upon the occurrence and during the continuance of an Event of Default under the CHG Lease Facility Documents, CHG may, in its sole discretion, and with exclusive authority, exercise, or refrain from exercising, collateral remedies and any and all other collateral rights of Holdings or the Borrower under any Exhibitor Agreement on behalf of the Junior Creditors, including the right to terminate such Exhibitor Agreement or take any other action under such Exhibitor Agreement that would otherwise be able to be taken by Holdings or the Borrower thereunder.  Following Discharge of the Senior Facilities Obligations, upon notice by CHG to Holdings and the Borrower of the occurrence of an Event of Default under the CHG Lease Facility Documents and

CHG's intent to exercise exclusive authority with respect to the exercise of collateral remedies or any other collateral rights of Holdings or the Borrower, Holdings and the Borrower shall accept the CHG's exercise of any or all of the collateral rights of Holdings or the Borrower, on behalf of itself and the other Junior Creditors, under or with respect to such Exhibitor Agreement, to the exclusion of Holdings and the Borrower.

5.7   Step In Rights With Respect to Supply Agreements.  (a)  The parties hereto acknowledge and agree that so long as the Discharge of Senior Facilities Obligations has not occurred, upon the occurrence and during the continuance of an Event of Default under the Senior Credit Documents, the Senior Collateral Agent may, in its sole discretion, and with exclusive authority, exercise, or refrain from exercising, collateral remedies and any and all other collateral rights of Holdings, the Borrower or CHG under any Supply Agreement on behalf of the Senior Creditors, including the right to terminate such Supply Agreement or take any other action under such Supply Agreement that would otherwise be able to be taken by Holdings, the Borrower or CHG thereunder.  Upon notice by the Senior Collateral Agent to Holdings, the Borrower and CHG of the occurrence of an Event of Default under the Senior Credit Documents and the Senior Collateral Agent's intent to exercise exclusive authority with respect to the exercise of collateral remedies or any other collateral rights of Holdings, the Borrower or CHG, Holdings, the Borrower or CHG shall accept the Senior Collateral Agent's exercise of any or all of the collateral rights of Holdings, the Borrower or CHG, on behalf of itself and the other Senior Creditors, under or with respect to such Supply Agreement, to the exclusion of Holdings, the Borrower or CHG.

(b)   The parties hereto acknowledge and agree that following the Discharge of Senior Facilities Obligations and prior the Discharge of CHG Lease Obligations, upon the occurrence and during the continuance of an Event of Default under the CHG Lease Facility Documents, CHG may, in its sole discretion, and with exclusive authority, exercise, or refrain from exercising, collateral remedies and any and all other collateral rights of Holdings or the Borrower under any Supply Agreement on behalf of the Junior Creditors, including the right to terminate such Supply Agreement or take any other action under such Supply Agreement that would otherwise be able to be taken by Holdings or the Borrower thereunder.  Following Discharge of the Senior Facilities Obligations, upon notice by CHG to Holdings and the Borrower of the occurrence of an Event of Default under the CHG Lease Facilities Documents and CHG's intent to exercise exclusive authority with respect to the exercise of collateral remedies or any other collateral rights of Holdings or the Borrower, Holdings or the Borrower shall accept CHG's exercise of any or all of the collateral rights of Holdings or the Borrower, on behalf of itself and the other Junior Creditors, under or with respect to such Supply Agreement, to the exclusion of Holdings or the Borrower.

5.8   Step In Rights With Respect to Digital Cinema Deployment Agreements.  (a)  The parties hereto acknowledge and agree that, to the extent any step in rights described in this Section 5.8 are permitted under the applicable Digital Cinema Deployment Agreements, so long as the Discharge of Senior Facilities Obligations has not occurred, upon the occurrence and during the continuance of an Event of Default under the Senior Credit Documents, the Senior Collateral Agent may, in its sole discretion, and with exclusive authority, exercise, or refrain from exercising, collateral remedies and any and all other collateral rights of Holdings, the Borrower or CHG under any Digital Cinema Deployment Agreement on behalf of the Senior

Creditors, including the right to terminate such Digital Cinema Deployment Agreement or take any other action under such Digital Cinema Deployment Agreement that would otherwise be able to be taken by Holdings, the Borrower or CHG thereunder.  Upon notice by the Senior Collateral Agent to Holdings, the Borrower and CHG of the occurrence of an Event of Default under the Senior Credit Documents and the Senior Collateral Agent's intent to exercise exclusive authority with respect to the exercise of collateral remedies or any other collateral rights of Holdings, the Borrower or CHG, Holdings, the Borrower or CHG shall accept the Senior Collateral Agent's exercise of any or all of the collateral rights of Holdings, the Borrower or CHG, on behalf of itself and the other Senior Creditors, under or with respect to such Digital Cinema Deployment Agreement, to the exclusion of Holdings, the Borrower or CHG.

(b)   The parties hereto acknowledge and agree that, to the extent any step in rights described in this Section 5.8 are permitted under the applicable Digital Cinema Deployment Agreements, following the Discharge of Senior Facilities Obligations and prior to the Discharge of the CHG Lease Obligations, upon the occurrence and during the continuance of an Event of Default under the CHG Lease Facility Documents, CHG may, in its sole discretion, and with exclusive authority, exercise, or refrain from exercising, collateral remedies and any and all other collateral rights of Holdings or the Borrower under any Digital Cinema Deployment Agreement on behalf of the Junior Creditors, including the right to terminate such Digital Cinema Deployment Agreement or take any other action under such Digital Cinema Deployment Agreement that would otherwise be able to be taken by Holdings or the Borrower thereunder.  Following the Discharge of the Senior Facilities Obligations, upon notice by CHG to Holdings and the Borrower of the occurrence of an Event of Default under the CHG Lease Facilities Documents and CHG's intent to exercise exclusive authority with respect to the exercise of collateral remedies or any other collateral rights of Holdings or the Borrower, Holdings or the Borrower shall accept CHG's exercise of any or all of the collateral rights of Holdings or the Borrower, on behalf of itself and the other Junior Creditors, under or with respect to such Digital Cinema Deployment Agreement, to the exclusion of Holdings or the Borrower.

SECTION 6. Payments.

6.1   Application of Proceeds. So long as the Discharge of Senior Facilities Obligations has not occurred, any proceeds of Shared Collateral pursuant to the enforcement of any Security Document or the exercise of any remedial provision thereunder or received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies or any other realization upon the Shared Collateral, together with all other proceeds received by any Secured Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such enforcement or the exercise of any such remedial provision or as a result of any distribution of or in respect of any Collateral (whether or not expressly characterized as such) upon or in any Insolvency or Liquidation Proceeding with respect to any Grantor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of any Grantor, shall be applied by the Senior Collateral Agent to the Senior Obligations in such order as specified in the relevant Senior Security Document.  Upon the Discharge of Senior Facilities Obligations, the Senior Collateral Agent shall deliver, without warranty or representation or recourse, to CHG any proceeds of Shared Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by CHG to the CHG Lease Obligations in such order as specified in the CHG Lease Security Documents.

6.2   Payments Over. Until such time as the Discharge of Senior Facilities Obligations has occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3(a) hereof) (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by CHG or any other Junior Creditor or the Borrower in connection with the exercise of any right or remedy (including setoff) relating to the Collateral or that is otherwise inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the Senior Collateral Agent for the benefit of the Senior Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The Senior Collateral Agent is hereby authorized to make any such endorsements as agent for CHG or any such Junior Creditor or the Borrower.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

SECTION 7. Other Agreements.

7.1   Releases.

(a) If, in connection with:

(i)   the exercise of the Senior Collateral Agent's remedies in respect of the Shared Collateral provided for in Section 5.1 hereof, including any sale, lease, exchange, transfer or other disposition (including, but not limited to, a sale under Section 363 of the Bankruptcy Code) of any such Shared Collateral (any of the foregoing, a "Remedial Action"); or

(ii)   any sale (including, but not limited to, a sale under Section 363 of the Bankruptcy Code), lease, exchange, transfer or other disposition of any Collateral that is permitted under the terms of the Senior Credit Documents;

there occurs the release by the Senior Collateral Agent, acting on its own or at the direction of the Required Senior Creditors, of any of its Liens on any part of the Shared Collateral, then such Liens, if any, of CHG and the other Junior Creditors, on such Shared Collateral (but not the proceeds thereof), shall be automatically and simultaneously released, and such Grantor shall have no further liability under the CHG Lease Facility Documents (to the extent of such released Shared Collateral), and CHG, for itself and on behalf of each Junior Creditor, promptly shall execute and deliver to the Senior Collateral Agent, without any representations or warranties (other than a representation that the CHG is duly authorized to execute and deliver such termination statements, releases or other documents), such termination statements, releases and other documents as the Senior Collateral Agent or such Grantor may reasonably request to effectively terminate its Liens on such Shared Collateral; provided that in connection with any such release of Liens the proceeds of the Shared Collateral received in connection therewith shall be applied to the Senior Obligations in accordance with Section 6.1 hereof.

(b)   Until the Discharge of Senior Facilities Obligations occurs, CHG, for itself and on behalf of the Junior Creditors, hereby irrevocably constitutes and appoints the Senior Collateral Agent and any officer or agent of the Senior Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact, coupled with an interest, with full and irrevocable power and authority in the place and stead of CHG or such Junior Creditor or in the Senior Collateral Agent's own name, from time to time in the Senior Collateral Agent's discretion, for the purpose of carrying out the terms of this Section 7.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 7.1, including any endorsements or other instruments of transfer or release.

(c)   Nothing in this Agreement shall be construed in any way to limit or impair the right of (i) any Junior Creditor to bid for and purchase Shared Collateral at any private or judicial foreclosure upon such Shared Collateral initiated by any other secured creditor, (ii) the Junior Creditors to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to such Shared Collateral initiated by the Senior Collateral Agent or the Senior Creditors, so long as it does not delay or interfere with the exercise by the Senior Collateral Agent or the Senior Creditors of their rights and (iii) subject to the terms of this Agreement, the Junior Creditors to receive payments from the proceeds of the collection, sale or other disposition of any Shared Collateral.

7.2   Insurance. The Senior Collateral Agent, on behalf of itself and the other Senior Creditors, and CHG, on behalf of itself and the other Junior Creditors, shall be named as additional insureds and each shall be named as loss payee on each policy required.  The parties agree that: (i) unless and until the Discharge of Senior Facilities Obligations has occurred, upon the occurrence and during the continuance of an Event of Default under the Senior Credit Documents, the Senior Collateral Agent (acting at the direction of the Required Senior Creditors) shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Credit Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral, (ii) unless and until the Discharge of Senior Facilities Obligations has occurred, and subject to the rights of the Grantors under the Senior Security Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the Senior Collateral Agent for the benefit of the Senior Creditors pursuant to the terms of the Senior Credit Documents (including, without limitation, for purposes of cash collateralization of commitments and Secured Hedging Documents) and thereafter, to the extent no Senior Facilities Obligations are outstanding, to CHG (in respect of any Shared Collateral) for the benefit of itself and the other Junior Creditors to the extent required under the CHG Lease Security Documents and subject to the rights of the Grantors under the CHG Lease Facility Documents and then, to the extent no CHG Lease Obligations are outstanding, to the owner of the subject property, to such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct and (iii) until the Discharge of Senior Facilities Obligations has occurred, if CHG or any Junior Creditor shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the Senior Collateral Agent in accordance with the terms of Section 6.2 hereof.

7.3   Amendments to CHG Lease Facility Documents; Senior Documents. (a)  Prior to the Discharge of the Senior Facilities Obligations, neither CHG nor any Grantor shall waive, amend, supplement, restate or otherwise modify any term (or permit or consent to the waiver, amendment, supplement, restatement or modification of any term) of, or otherwise consent to any departure from any requirement of any CHG Lease Facility Document without not less than five (5) Business Days prior notice to the Senior Administrative Agent (or such shorter notice period acceptable to the Senior Administrative Agent in its sole discretion).

(b)   Prior to the Discharge of the Senior Facilities Obligations, neither CHG nor any Grantor shall waive, amend, supplement, restate or otherwise modify any term other than an immaterial waiver, amendment, supplement, restatement or other modification to such term that does not affect the obligations or rights of any party in any material respect (or permit or consent to the waiver, amendment, supplement, restatement or modification of any term other than an immaterial waiver, amendment, supplement, restatement or other modification to such term that does not affect the obligations or rights of any party in any material respect) of any CHG Lease Facility Document, or otherwise consent to any departure from any requirement of any CHG Lease Facility Document (other than an immaterial departure that does not affect the obligations or rights of any party in any material respect), without the prior written consent of the Senior Administrative Agent; provided that, with prior written notice to the Senior Administrative Agent pursuant to Section 7.3(a) above, (i) the CHG Lease Agreement (including any schedule thereto) may be amended to extend the scheduled final maturity date of the CHG Lease Obligations (or any Refinancing thereof permitted by Section 7.3(c) below)  described therein without the prior written consent of the Senior Administrative Agent so long as either (x) such amendment is necessary to prevent the occurrence of or cure an Event of Default under Section 9.1(o)(iv) of the Senior Credit Agreement or (y) such amendment does not waive, amend, supplement, restate or otherwise modify any other provision of any CHG Lease Facility Document, and (ii) any CHG Lease Security Document may be amended, supplemented or otherwise modified as necessary or appropriate in order to create, perfect, preserve and protect the security interest of CHG and the Junior Creditors in the CHG Lease Collateral and the rights and interests granted to CHG and the Junior Creditors under such CHG Lease Security Document, to carry into effect the purposes thereof or better to assure and confirm the validity, enforceability and priority of CHG's and the Junior Creditors' security interest in the CHG Lease Collateral in order to perfect, continue and maintain the validity, enforceability and priority of the security interest in the CHG Lease Collateral as provided therein and to preserve the other rights and interests granted to CHG and the Junior Creditors thereunder, subject to this Agreement, as against third parties, with respect to the CHG Lease Collateral.  Holdings, CHG, the Borrower, each other Grantor and the Junior Creditors each agree that each CHG Lease Security Document shall include the following language (or language to similar effect approved by the Senior Collateral Agent):

"Notwithstanding anything herein to the contrary, the lien and security interest granted to CHG and the Junior Creditors pursuant to this Agreement and the exercise of any right or remedy by CHG or the Junior Creditors hereunder are subject to the provisions of the Multiparty Agreement, dated as of October 18, 2011 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Multiparty Agreement"), among Cinedigm Digital Funding 2, LLC, Cinedigm Digital Cinema Corp., CDF2 Holdings, LLC, the other grantors party from time to time thereto, CHG-Meridian U.S. Finance, Ltd., Société Générale, New York Branch, as Senior Administrative and Collateral Agent thereunder, Ballantyne Strong, Inc. and the other approved vendors from time to time party thereto.  In the event of any conflict between the terms of the Multiparty Agreement and this Agreement, the terms of the Multiparty Agreement shall govern and control."

(c)   Prior to the Discharge of Senior Facilities Obligations, the CHG Lease Facility Documents and Holding's obligations thereunder may not be Refinanced without the consent of the Required Senior Creditors in their sole discretion.

(d)   In the event the Senior Agent or the other Senior Creditors and the relevant Grantor(s) enter into any consent, waiver, amendment, supplement, restatement or other modification in respect of any of the Senior Documents, then such consent, waiver, amendment, supplement, restatement or other modification shall apply automatically to any comparable provision (including any such provision incorporated by reference or included by way of a cross-default provision) of any CHG Lease Facility Document and any CDF2 Loan Document without the consent of CHG, any other Junior Creditor or any Grantor and without any action by CHG, any other Junior Creditor or any Grantor; provided that (A) no such amendment, restatement, waiver or consent shall have the effect of removing assets subject to the Lien of the CHG Lease Security Documents, except to the extent that a release of such Lien is required by this Agreement, (B) the Senior Agent shall give not less than ten (10) days prior written notice of such consent, waiver, amendment, supplement, restatement or other modification to CHG (although the failure to give any such notice shall in no way affect the effectiveness of any such consent, waiver, amendment, supplement, restatement or other modification) and (C) no such consent, waiver, amendment, supplement, restatement or other modification shall be inconsistent with the terms of this Agreement or shall materially impair or otherwise materially adversely affect any rights or remedies that any Junior Creditor may have, subject to the terms of this Agreement, with respect to the CHG Lease Collateral.  Upon request of the Senior Agent, CHG, the other Junior Creditors and each Grantor, as applicable, shall enter into documentation in form and substance satisfactory to the Senior Agent to reflect any such consent, waiver, amendment, supplement, restatement or other modification of any such comparable provision of any CHG Lease Facility Document or CDF2 Loan Document; provided that the failure to document such consent, waiver, amendment, supplement, restatement or other modification shall in no way affect the effectiveness of such consent, waiver, amendment, supplement, restatement or other modification.

(e)   Without the prior written consent of CHG (which consent shall not be unreasonably withheld), the Senior Credit Agreement shall not be amended, restated, supplemented, modified or Refinanced to (i) increase the "Applicable Margin" (as defined in the Senior Credit Agreement) or similar component of the interest rate on the Senior Loans (excluding, for the avoidance of doubt, the accrual of default interest) by more than 200 basis points per annum, (ii) extend the scheduled final maturity date of the Senior Obligations or any Refinancing thereof beyond the final maturity date of the CHG Lease Obligations or any Refinancing thereof, (iii) increase the amount of, or accelerate (other than acceleration of maturity pursuant to an exercise of remedies), any scheduled amortization payments due under the Senior Credit Agreement or (iv) modify the "Use of Proceeds" covenant in Section 7.9 of the Senior Credit Agreement.

7.4   Rights As Unsecured Creditors. Except as otherwise set forth in Section 2.1, Section 5.1, Section 8 or Section 9 of this Agreement, CHG and the Junior Creditors may exercise any and all rights and remedies as unsecured creditors in respect of the CHG Lease Obligations in accordance with the terms of the CHG Lease Facility Documents and applicable law.

7.5   Bailee for Perfection. (a) Until the Discharge of Senior Facilities Obligations, the Senior Collateral Agent agrees (i) to acquire, and hereby acknowledges it holds, all Pledged Collateral in its possession or control (or in the possession or control of its agents or bailees) on behalf of itself, the other Senior Creditors, the CDF2 Loan Creditors, CHG and the other Junior Creditors and any permitted assignee and (ii) to be the collateral agent on behalf of itself, the other Senior Creditors, the CDF2 Loan Creditors, CHG and the Junior Creditors and any permitted assignee with respect to any deposit account or securities account included in the Pledged Collateral, in each case, solely for the purpose of perfecting the security interest granted in such Pledged Collateral under the Senior Documents, the CDF2 Loan Documents and the CHG Lease Facility Documents, subject to the terms and conditions of this Section 7.5.

(b)   Until the Discharge of Senior Obligations has occurred, the Senior Collateral Agent shall be entitled to deal with the Pledged Collateral in its possession or under its control in accordance with the terms of the Senior Documents and this Agreement as if the Liens of the CDF2 Loan Creditors under the CDF2 Loan Security Documents and CHG and the other Junior Creditors under the CHG Lease Security Documents did not exist.  The rights of the CDF2 Loan Creditors and CHG and the other Junior Creditors shall at all times be subject to the terms of this Agreement and to the Senior Collateral Agent's rights under the Senior Credit Documents.

(c)   The Senior Collateral Agent shall have no obligation whatsoever to the CDF2 Loan Creditors, CHG or the other Junior Creditors to assure that the Pledged Collateral in its possession or under its control is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 7.5.  The duties or responsibilities of the Senior Collateral Agent under this Section 7.5 shall be limited solely to holding the Pledged Collateral as bailee, and controlling deposits accounts and securities accounts as collateral agent, in each case, in accordance with this Section 7.5.

(d)   The Senior Collateral Agent, acting pursuant to this Section 7.5, shall not have by reason of the CDF2 Loan Security Documents, the CHG Lease Security Documents, this Agreement or any other document, a fiduciary relationship in respect of the CDF2 Loan Creditors, CHG or any Junior Creditor.

(e)   Upon the Discharge of Senior Facilities Obligations, the Senior Collateral Agent shall deliver the remaining Pledged Collateral (if any) (or proceeds thereof) together with any necessary endorsements, first, to CHG, if any CHG Lease Obligations remain outstanding, and second, to the Borrower or the relevant Grantor if no CHG Lease Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral).  The Senior Collateral Agent further agrees to take all other action reasonably requested by such Person in connection with such Person's obtaining a first-priority interest in the Pledged Collateral or as a court of competent jurisdiction may otherwise direct.

(f)   If any Pledged Collateral is delivered to CHG under Section 7.5(e) above, then, upon the Discharge of CHG Lease Obligations, CHG shall deliver the remaining Pledged Collateral (if any) (or proceeds thereof) together with any necessary endorsements, to the Borrower or the relevant Grantor (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). CHG further agrees to take all other action reasonably requested by Borrower to allow such Person to obtain possession or control of such Pledged Collateral or as a court of competent jurisdiction may otherwise direct.

(g)   Each of the Borrower, CHG and each Junior Creditor authorizes the Senior Collateral Agent, on behalf of itself and the other Senior Creditors, to exercise all of such Person's rights as a secured creditor with respect to the Holdings Operating Account under the CDF2 Loan Documents or the CHG Lease Facility Documents, as the case may be, and agrees to take all lawful actions under the CDF2 Loan Documents or the CHG Lease Facility Documents, as the case may be, as the Senior Collateral Agent may direct with respect to the Holdings Operating Account.

7.6   When Discharge of Senior Facilities Obligations and CHG Lease Obligations Deemed to Not Have Occurred. (a)  If prior to or concurrently with the Discharge of Senior Facilities Obligations, the Borrower enters into any Refinancing of any Senior Document evidencing a Senior Obligation, then such Discharge of Senior Facilities Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing Senior Document shall automatically be treated as Senior Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein, and the collateral agent under such Senior Documents shall be the Senior Collateral Agent for all purposes of this Agreement. Upon receipt of a notice from the Senior Agent stating that the Borrower has entered into a new Senior Credit Document (which notice shall include the identity of the new agent, such agent, the "New Agent"), CHG and the Borrower shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in form and substance with the terms of this Agreement.

(b)   If prior to or concurrently with the Discharge of CHG Lease Obligations, Holdings enters into any Refinancing of any CHG Lease Facility Document evidencing a CHG Lease Obligation, then such Discharge of CHG Lease Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing CHG Lease Facility Document shall automatically be treated as CHG Lease Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein. Upon receipt of a notice from CHG stating that Holdings has entered into a new CHG Lease Facility Document (which notice shall include the identity of the New Agent under such CHG Lease Facility Documents), the Senior Agents and Holdings shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Holdings or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in form and substance with the terms of this Agreement.

(c)   Notwithstanding the provisions of any Specified Senior Debt, Specified Subordinated Debt or of Section 8 of this Agreement, (A) any Refinancing of Specified Senior Obligations is permitted in amounts that exceed the outstanding balance of such Specified Senior Obligations and (B) if the proceeds of any Refinancing Specified Senior Obligations exceed the sum of (i) the principal amount of the Refinanced Specified Senior Obligations, (ii) accrued interest with respect to such Refinanced Specified Senior Obligations and (iii) the fees and expenses and other amounts payable by the relevant Grantor(s) in connection with such Refinancing, then the Grantors shall offer to prepay the Specified Subordinated Debt in an amount equal to such excess, in descending order of the payment priority set forth in this Agreement, with (x) the amount of any such offered prepayment that is declined by the Specified Subordinated Creditors at the more senior levels of such payment priority to be offered successively to the Specified Subordinated Creditors at the more junior levels of such payment priority and (y) the procedure for such offers, acceptances and declinations to be reasonably determined by the Grantors at such time.

7.7   Option to Purchase Senior Obligations. (a) Without prejudice to the enforcement of remedies by the Senior Creditors, CHG shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the Senior Creditors), at any time during the exercise period described in clause (c) below of this Section 7.7, all, but not less than all, of the Senior Obligations (other than the Senior Obligations of a Defaulting Creditor), including all principal of and interest and fees on and all prepayment or acceleration penalties and premiums in respect of all Senior Obligations, outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase pursuant to this Section 7.7, all commitments pursuant to any then outstanding Senior Credit Agreement shall have terminated and all Secured Hedging Documents shall also have been terminated in accordance with their terms. Any purchase pursuant to this Section 7.7(a) shall be made as follows:

(i)   for a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute Senior Obligations, 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase, (B) in the case of any Secured Hedging Document, the aggregate amount then owing to each Secured Hedging Counterparty thereunder pursuant to the terms of the respective Secured Hedging Document, including without limitation all amounts owing to such Secured Hedging Counterparty as a result of the termination (or early termination) thereof plus (C) all unpaid fees, expenses, indemnities and other amounts which are then due and payable to the various Senior Creditors, pursuant to the terms of the various Senior Documents;

(ii)   the purchase price described in preceding clause (a)(i) shall be payable in cash on the date of purchase by CHG (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any Senior Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any Senior Obligation or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the Senior Credit Agreement, in which case the purchase price described in preceding clause (a)(i) shall be appropriately adjusted so that CHG does not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the Senior Obligations);

(iii)   the payment of the purchase price described in preceding clause (a)(i) shall be accompanied by a waiver of any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims (including without limitation crossclaims, counterclaims and rights of set-off and recoupment) and demands whatsoever, whether known or unknown, whether now existing or hereafter arising, whether asserted or unasserted, in contract, tort, law or equity which CHG (on behalf of itself and the other Junior Creditors and their successors and assigns) has or may have against any of the Senior Creditors or their respective subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, partners, successors and assigns, both present and former (collectively, the "Senior Creditor Affiliates") by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date of such purchase;

(iv)   the payment of all amounts payable to the various Senior Creditors in respect of the assignments described above shall be distributed to them by the Senior Administrative Agent in accordance with their respective holdings of the various Senior Obligations; and

(v)   such purchase shall be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the Senior Administrative Agent (with the cost of such counsel to be paid by CHG); it being understood and agreed that the Senior Administrative Agent and each other Senior Creditor shall retain all rights to indemnification as provided in the relevant Senior Credit Documents pursuant to the provisions of this Section 7.7.

(b)   The right to exercise the purchase option described in Section 7.7(a) above shall be exercisable and legally enforceable upon at least seven (7) Business Days' prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on CHG) given to the Senior Administrative Agent and the Borrower by CHG.  Neither the Senior Administrative Agent nor any other Senior Creditor shall have any disclosure obligation to CHG or any other Junior Creditor in connection with any exercise of such purchase option.

(c)   The right to purchase the Senior Obligations as described in this Section 7.7 may be exercised (by giving the irrevocable written notice described in preceding clause (b)) during the period that (1) begins on the date that is five (5) Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the Senior Loans under the Senior Credit Agreement, (y) the occurrence of the final maturity of the Senior Loans under the Senior Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to any Grantor which constitutes an Event of Default under the Senior Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency or Liquidation Proceeding constituting an Event of Default has not been rescinded or cured within such five (5) Business Day period, and so long as any unpaid amounts constituting Senior Obligations remain owing); provided that if there is any failure to meet the condition described in the proviso of preceding clause (a) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied, and (2) ends on the 20th Business Day after the start of the period described in clause (1) above (it being understood and agreed that the delivery of any notice of exercise pursuant to Section 7.7(b) above within such 20 Business Day period shall constitute an exercise of the option and that CHG shall have a reasonable period of time beyond the 20 Business Day period described in this clause (2) to execute and deliver documentation affecting such option exercise).

(d)   The obligations of the Senior Creditors to sell their respective Senior Obligations under this Section 7.7 are several and not joint and several. To the extent any Senior Creditor (a "Defaulting Creditor") breaches its obligation to sell its Senior Obligations under this Section 7.7, nothing in this Section 7.7 shall be deemed to require the Senior Administrative Agent or any other Senior Creditor to purchase such Defaulting Creditor's Senior Obligations for resale to CHG and in all cases, the Senior Administrative Agent and each Senior Creditor complying with the terms of this Section 7.7 shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor; provided that nothing in this clause (d) shall require CHG to purchase less than all of the Senior Obligations.

(e)   Each Grantor irrevocably consents to any assignment effected to CHG in accordance with this Section 7.7 for purposes of all Senior Credit Documents and hereby agrees that no further consent from such Grantor shall be required.

7.8   CHG Right to Cure.  (a)  Notwithstanding anything to the contrary contained in this Agreement or the Senior Credit Documents,

(i)   after the occurrence and during the continuance of any Event of Default described in Section 9.1(a) of the Senior Credit Agreement, at any time during the period beginning with the day such Event of Default occurs and ending on the earlier to occur of (A) five Business Days after the occurrence of the payment Event of Default under the Senior Credit Agreement and (B) the date the Senior Collateral Agent commences an Enforcement Action (provided that, at the Senior Collateral Agent's sole discretion, CHG may exercise its cure right set forth in this Section 7.8(a)(i) up to the end of the five Business Day grace period set forth in the foregoing clause (A) notwithstanding the Senior Collateral Agent's commencement of an Enforcement Action), CHG shall have the right to cure such default on behalf of the Borrower, and if such right is exercised, the applicable Event of Default that would have otherwise occurred but for the exercise of CHG's cure right shall be deemed not to have occurred for the purposes of the Senior Documents; provided that any cure payment made by CHG pursuant to this Section 7.8(a)(i) shall be paid to the Senior Administrative Agent for the benefit of the Senior Lenders and shall be deemed (x) a corresponding payment of Rent owed by Holdings to CHG and the other Junior Creditors under the CHG Lease Facility Documents and (y) a corresponding payment by CHG of its obligations owed to the Borrower under the CDF2 Loan Documents.

(ii)   in the event that the Borrower fails to comply with the requirements of Section 5.3 of the Senior Credit Agreement at the end of any Fiscal Quarter, at any time until the 15th day after the date on which a Compliance Certificate is required to be delivered with respect to such Fiscal Quarter thereunder, CHG shall have the right to prepay Senior Term Loans on behalf of the Borrower, and if such right is exercised, such prepayment shall be deemed to have occurred prior to the end of such Fiscal Quarter for purposes of determining compliance with such Section 5.3.  If, after giving effect to the foregoing recalculation, the Borrower shall then be in compliance with the requirements of such Section 5.3, the Borrower shall be deemed to have satisfied the requirements of such Section 5.3 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such Section 5.3 that would have otherwise occurred but for such prepayment of the Senior Term Loans shall be deemed not to have occurred for the purposes of the Senior Documents; provided that any cure payment made by CHG pursuant to this Section 7.8(a)(ii) shall be paid to the Senior Administrative Agent for the benefit of the Senior Lenders and shall be deemed (x) a corresponding payment by Holdings of its Rent obligations owed to CHG and the other Junior Creditors under the CHG Lease Facility Document and (y) a prepayment by CHG of its corresponding obligations owed to the Borrower under the CDF2 Loan Documents; and

(iii)   in the event the Borrower fails to comply with the requirements of Section 5.4 of the Senior Credit Agreement at the end of any Fiscal Quarter, at any time until the 15th day after the date on which a Compliance Certificate is required to be delivered with respect to such Fiscal Quarter thereunder, CHG shall have the right to prepay Senior Term Loans on behalf of the Borrower, and if such right is exercised, such prepayment shall be deemed to have occurred prior to the end of such Fiscal Quarter and to have constituted a scheduled principal payment during such Fiscal Quarter for purposes of determining compliance with such Section 5.4.  If, after giving effect to the foregoing recalculation, the Borrower shall then be in compliance with the requirements of such Section 5.4, the Borrower shall be deemed to have satisfied the requirements of such Section 5.4 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such Section 5.4 that would have otherwise occurred but for such prepayment of the Senior Term Loans shall be deemed not to have occurred for the purposes of the Senior Documents; provided that any cure payment made by CHG pursuant to this Section 7.8(a)(iii) shall be paid to the Senior Administrative Agent for the benefit of the Senior Lenders and shall be deemed (x) a corresponding payment by Holdings of its Rent obligations owed to CHG and the other Junior Creditors under the CHG Lease Facility Document and (y) a prepayment by CHG of its corresponding obligations owed to the Borrower under the CDF2 Loan Documents.

(b)   The parties hereto hereby acknowledge that Section 7.8(a)(ii) and Section 7.8(a)(iii) above may not be relied on for purposes of calculating the Consolidated Leverage Ratio or the Consolidated Fixed Charge Coverage Ratio other than as applicable to Sections 5.3 and 5.4, respectively, of the Senior Credit Agreement.

7.9   Deliveries under CHG Lease Facility Documents.  CHG agrees to deliver to the Senior Administrative Agent a copy of all financial statements, reports and other informational documents received by CHG from Holdings pursuant to the CHG Lease Facility Documents, in each case promptly after CHG's receipt thereof from Holdings.

7.10   CHG Right to Assign. (a) Notwithstanding any provision of any CHG Lease Facility Document or this Agreement to the contrary, CHG agrees that, prior to the end of the Availability Period, it shall not assign or otherwise transfer any of its rights or obligations under the CHG Lease Facility Documents to any Person without the prior written consent of the Senior Administrative Agent and the Administrative Servicer (which consent shall not be unreasonably withheld, it being understood that if the proposed rights or obligations to be transferred consist of unfunded obligations under the CHG Lease Facility Documents, it shall not be unreasonable for the Senior Administrative Agent or the Administrative Servicer to withhold such consent based on actual or perceived financial capacity or creditworthiness of any proposed assignee), and that absent such consents CHG shall be the sole holder of the CHG Lease Obligations prior to the end of the Availability Period.  Any purported assignment in violation of this paragraph shall be null and void.

(b)   Each of CHG, for itself and each Junior Creditor, and each Junior Creditor (by its acceptance of the benefits of the CHG Lease Facility Documents) agrees that, after the end of the Availability Period, no Junior Creditor shall assign its rights and obligations under the CHG Lease Agreement unless such Junior Creditor also assigns a proportionate amount of its rights and obligations under the CDF2 Loan Documents.  The Borrower consents to any assignment by CHG or a Junior Creditor of its rights and obligations under the CDF2 Loan Documents made in satisfaction of the preceding sentence and in compliance with the CDF2 Loan Documents.  Any purported assignment in violation of this paragraph shall be null and void.

7.11   Vendor Note Assignment.  Each Approved Vendor acknowledges it obligations under, and agrees to comply with, Section 9.6 of its respective Supply Agreement and acknowledges and agrees that such Section is enforceable by each of the parties to this Agreement.

7.12   Applicable Tax Amount.  Prior to payment of the initial invoice under any Supply Agreement, Holdings agrees to obtain a resale exemption with respect to Installed Digital Systems purchased or to be purchased under the Supply Agreements, and will provide a resale certificate number or other evidence thereof reasonably acceptable to the applicable Approved Vendor, CHG, and the Specified Senior Agent.  Prior to payment of each invoice under each Supply Agreement (including the initial invoice), the applicable Approved Vendor and CHG shall (a) agree on the amount of sales tax that would have been payable on the Installed Digital Systems subject to such invoice absent such exemption (the "Applicable Tax Amount"), determined based upon the then-applicable Fully Installed Purchase Price for Installed Digital Systems and the then-applicable effective sales tax rates in the applicable jurisdictions, and (b) disclose the Applicable Tax Amount and associated computations to the Specified Senior Agent, which shall be binding on the Specified Senior Agent and all other parties hereto absent manifest error.

SECTION 8. Subordination Provisions.

8.1   Subordination of Liabilities.  Each Specified Subordinated Creditor, for itself, and its successors and assigns, covenants and agrees, that the Specified Subordinated Debt, and the payment of the principal of, interest on, and all other amounts owing in respect thereof is hereby expressly subordinated to the extent and in the manner hereinafter set forth, to the prior payment in full in cash, of all Specified Senior Debt.  This Section 8 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become payees of, or continue to hold,

Specified Senior Debt, and such provisions are made for the benefit of the payees and holders of Specified Senior Debt, and such payees and holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions

8.2   Grantors Not to Make Payments with Respect to Specified Subordinated Debt in Certain Circumstances; Remedies. (a) Except as expressly set forth in Sections 4.4 and 4.5 hereof and this Section 8 and as expressly required pursuant to Section 3.3 hereof, until payment in full in cash of all Specified Senior Debt shall have occurred and the Specified Senior Debt and all outstanding commitments of each holder of Specified Senior Debt for the advancing of additional Specified Senior Debt shall have terminated, without the prior written consent of the Specified Senior Agent, the relevant Grantor shall not make, and the Specified Subordinated Creditors shall not accept, take or receive, by payment in cash or in kind, by way of set-off or in any other manner, the whole or any part of any amount owing in respect of the Specified Subordinated Debt.

(b)   In the event that, notwithstanding the provisions of the preceding Section 8.2(a), the relevant Grantor shall make any payment on account of (or the Specified Subordinated Creditor receives any payment on account of) the Specified Subordinated Debt at a time when payment is not permitted by said Section 8.2(a), such payment shall be held by the Specified Subordinated Creditor in trust for the benefit of, and shall be paid forthwith over and delivered to, the Specified Senior Agent for application to the payment of all Specified Senior Debt remaining unpaid to the extent necessary to pay all Specified Senior Debt in full in cash in accordance with the terms of such Specified Senior Debt, after giving effect to any concurrent payment or distribution to or for the payees or holders of Specified Senior Debt.

(c)   Until the Specified Repayment Date shall have occurred, no Specified Subordinated Creditor shall, without the prior written consent of the Specified Senior Agent, (A) accelerate, demand or otherwise make due and payable prior to the original due date thereof any portion of the Specified Subordinated Debt, (B) commence, prosecute or participate in any lawsuit, action or proceeding, whether private, judicial, equitable, administrative or otherwise (including any Insolvency or Liquidation Proceeding) against the Grantors or their assets; provided that, the Specified Subordinated Creditor may vote, file a proof of claim (such proof of claim to indicate the subordination set forth herein) and otherwise act with respect to the Specified Subordinated Debt in any Insolvency or Liquidation Proceeding involving any Grantor, (C) exercise any rights or remedies as against the Grantors' assets, (D) possess any of the Grantors' assets, sue for an attachment, an injunction, a custodian, receiver, trustee, assignee, liquidator or similar official in any Insolvency or Liquidation Proceeding or any other legal or equitable remedy, exercise any rights of set off or recoupment against any Grantor or its assets, or otherwise take any action whatsoever, directly or indirectly, to collect any amounts on the Specified Subordinated Debt from any Grantor or any of its assets, or (E) commence or cause to be commenced or join with any creditor in commencing any case or proceeding against any Grantor pursuant to any Insolvency or Liquidation Proceeding.

8.3   Subordination to Prior Payment of All Specified Senior Debt, Dissolution, Liquidation or Reorganization of Grantor.  In the event of any Insolvency or Liquidation Proceeding:

(a)   all payees and holders of Specified Senior Debt shall first be entitled to receive payment in full in cash of all Specified Senior Debt (including, without limitation, post petition interest at the rate provided in the documentation with respect to the Specified Senior Debt whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the Specified Subordinated Creditor is entitled to receive any payment of any kind or character in respect of the Specified Subordinated Debt;

(b)   any payment or distributions of assets of any Grantor of any kind or character, whether in cash, property or securities to which the Specified Subordinated Creditor would be entitled except for this Section 8, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Specified Senior Agent to the extent necessary to make payment in full in cash of all Specified Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution to the payees and holders of the Specified Senior Debt;

(c)   in the event that, notwithstanding the foregoing provisions of this Section 8.3, any payment or distribution of assets of any Grantor of any kind or character, whether they be cash, property or securities, shall be received by the Specified Subordinated Creditor in respect of the Specified Subordinated Debt before all Specified Senior Debt is paid in full in cash, such payment or distribution shall be received and held in trust for and shall forthwith be paid over to the Specified Senior Agent for application to the payment of the Specified Senior Debt until all Specified Senior Debt shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the payees and holders of the Specified Senior Debt; and

(d)   without in any way modifying this Section 8 or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Grantors shall give prompt written notice to the Specified Subordinated Creditors of any Insolvency or Liquidation Proceeding to which any Grantor or its assets are subject.

8.4   Obligations of the Grantors Unconditional.  Nothing contained in this Section 8 is intended to or shall impair, as between the relevant Grantor and the relevant Specified Subordinated Creditor, the obligation of such Grantor, which is absolute and unconditional, to pay to such Specified Subordinated Creditor the principal of and interest on the relevant Specified Subordinated Debt as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of such Specified Subordinated Creditor and other creditors of the Grantors other than the holders of the Specified Senior Debt, nor, except as specifically provided herein, shall anything herein or therein prevent such Specified Subordinated Creditor from exercising all remedies otherwise permitted by applicable law upon an event of default under the Specified Subordinated Debt, subject to the rights, if any, under this Section 8 of the holders of Specified Senior Debt in respect of cash, property, or securities of the Grantors received upon the exercise of any such remedy.  Upon any distribution of assets of the Grantors, the Specified Subordinated Creditor shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which Insolvency or Liquidation Proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Specified Subordinated Creditor, for the purpose of ascertaining the Persons entitled to participate in such distribution, holders of the Specified

Senior Debt and the Grantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

8.5   Subordination Rights Not Impaired by Acts or Omissions of the Grantors or Holders of Specified Senior Debt.  No right of any present or future payees or holders of any Specified Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act in good faith by any such payees or holders, or by any noncompliance by any Grantor with the terms and provisions of this Section 8, regardless of any knowledge thereof which any such payees or holders may have or be otherwise charged with.  The payees and holders of the Specified Senior Debt may, without in any way affecting the obligations of the Specified Subordinated Creditor with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or increase, Refinance or alter, any Specified Senior Debt or amend, modify or supplement any agreement or instrument governing or evidencing such Specified Senior Debt or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Specified Senior Debt including, without limitation, the waiver of a default or event of default thereunder and the release of any collateral securing such Specified Senior Debt, all without notice to or assent from the Specified Subordinated Creditor.

8.6   Reinstatement.  If, at any time, all or part of any payment with respect to Specified Senior Debt theretofore made by any Grantor or any other Person is rescinded or must otherwise be returned by the holders of Specified Senior Debt for any reason whatsoever (including, without limitation, an Insolvency or Liquidation Proceeding with respect to such Grantor or such other Persons), this Section 8 set forth herein shall continue to be effective and be reinstated, as the case may be, all as though such payment had not been made.

8.7   Waivers of Specified Subordinated Creditors.  (a)  Each Specified Subordinated Creditor waives (i) any and all notice of the creation, renewal, extension or accrual of any of the Specified Senior Debt, (ii) notice of or proof of reliance by any Specified Senior Creditor upon this Section 8 and (iii) protest, demand for payment and notice of default.

(b)   Each Specified Subordinated Creditor expressly waives any right to require the Specified Senior Agent or the Specified Senior Creditors to marshal assets or collateral for the Specified Senior Debt or otherwise to compel the Senior Administrative Agent or any of the Specified Senior Creditors to seek recourse against or satisfaction of the Specified Senior Debt from one source before seeking recourse or satisfaction from the relevant collateral or any other source.

8.8   Assignment of the Specified Subordinated Debt.  Each Specified Subordinated Creditor agrees that until the Specified Senior Debt shall have been fully paid and the Specified Senior Debt and all outstanding commitments of each Specified Senior Creditor for the advancing of additional Specified Senior Debt shall have terminated, such Specified Subordinated Creditor will not assign, transfer or otherwise dispose of its Specified Subordinated Debt or any portion thereof unless such assignment, transfer or other disposition is made expressly subject to this Agreement, and the assignee or transferee expressly acknowledges in an instrument delivered to the Specified Senior Agent that the Specified Subordinated Debt is being assigned or transferred subject to the terms of this Agreement.  Any purported assignment, transfer or disposition in violation of this paragraph shall be null and void.

8.9   Amendments to the Specified Subordinated Debt.  Except as otherwise provided in Section 7.3 hereof with respect to the CHG Lease Facility Documents, neither any Specified Subordinated Creditor nor any Grantor shall agree to amend or otherwise modify or alter any provision of any Specified Subordinated Debt (in any material respect if such Specified Subordinated Debt is the Second Subordinated Notes) without the prior written consent of the Specified Senior Agent.

8.10   SG Advisory Fee Note.  All parties hereto acknowledge and agree that the obligations owed by the Borrower to SG under the SG Advisory Fee Note are not secured by a Lien on Collateral, but shall constitute Senior Obligations for purposes of this Section 8.

SECTION 9. Insolvency or Liquidation Proceeding.

9.1   Finance and Sale Issues. (a)  Until the Discharge of the Senior Facilities Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Collateral Agent (acting at the direction of the Required Senior Creditors) shall desire to permit the use of Cash Collateral (as defined in Section 363(a) of the Bankruptcy Code) on which the Senior Collateral Agent has a Lien or to permit the Borrower or any other Grantor to obtain financing (including on a priming basis), whether from the Senior Creditors or any other third party, under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a "Post-Petition Financing"), then CHG, on behalf of itself and the other Junior Creditors, and each other Junior Creditor (by its acceptance of the benefits of the CHG Lease Facility Documents), agrees that it will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting to or contesting), such use of Cash Collateral or Post-Petition Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed in writing by the Senior Collateral Agent or to the extent permitted by Section 9.3 hereof) so long as such use of Cash Collateral or Post-Petition Financing is approved by a United States Bankruptcy Court.  To the extent the Liens securing the Senior Obligations are subordinated to or pari passu with such Post-Petition Financing, the Liens of CHG and the Junior Creditors on the Shared Collateral shall be deemed to be subordinated, without any further action on the part of any Person, to the Liens securing such Post-Petition Financing (and all obligations relating thereto), and the Liens securing the CHG Lease Obligations shall have the same priority with respect to the Shared Collateral relative to the Liens securing the Senior Obligations as if such Post-Petition Financing had not occurred.  Notwithstanding the foregoing, CHG and the other Junior Creditors may oppose or object to such use of Cash Collateral or Post-Petition Financing on the same bases as an unsecured creditor, so long as such opposition or objection is not based on the Junior Creditors' status as secured creditors.

(b)   Until the Discharge of the Senior Facilities Obligations has occurred, CHG, on behalf of itself and the other Junior Creditors, and each other Junior Creditor (by its acceptance of the benefits of the CHG Lease Facility Documents), agrees that it will raise no objection to, oppose or contest (or join with or support any third Person opposing, objecting to or contesting), and shall be deemed to consent to, a sale or other disposition of any Shared

Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Senior Creditors have consented to such sale or disposition of such assets; provided that (i) the proceeds of such disposition are applied in accordance with Section 6.1 and (ii) CHG, on behalf of itself and the other Junior Creditors, may raise any objections to any such disposition of Shared Collateral that could be raised by any creditor of the Grantors whose claims were not secured by any Liens on the Shared Collateral so long as such objections are not based on CHG's and the other Junior Creditors' status as secured creditors; provided, however, that in any sale or disposition conducted pursuant to a post-petition auction process, CHG and the other Junior Creditors shall retain their rights under Section 363(k) of the Bankruptcy Code to the extent that their bid is in excess of the allowed claim of the Senior Creditors (it being specifically understood that CHG and the other Junior Creditors shall be required to pay an amount equal to that portion of their bid up to the allowed claim of the Senior Creditors in cash).

9.2   Relief from the Automatic Stay. Until the Discharge of Senior Facilities Obligations has occurred, CHG, on behalf of itself and the other Junior Creditors, and each other Junior Creditor (by its acceptance of the benefits of the CHG Lease Facility Documents), agrees that none of them shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Shared Collateral, without the prior written consent of the Senior Collateral Agent.

9.3   Adequate Protection. (a) CHG, on behalf of itself and the other Junior Creditors, and each other Junior Creditor (by its acceptance of the benefits of the CHG Lease Facility Documents), agrees that none of them shall oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (i) any request by the Senior Collateral Agent or the other Senior Creditors for adequate protection in any Insolvency or Liquidation Proceeding (or any granting of such request) or (ii) any objection by the Senior Collateral Agent or the other Senior Creditors to any motion, relief, action or proceeding based on the Senior Collateral Agent or the other Senior Creditors claiming a lack of adequate protection.

(b)   Notwithstanding the foregoing provisions in this Section 9.3, in any Insolvency or Liquidation Proceeding:

(1)   if the Senior Creditors (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or Post-Petition Financing, then CHG, on behalf of itself or any of the Junior Creditors, may seek or request adequate protection in the form of a Lien on such additional collateral without the Senior Creditors objecting to or contesting such Lien, provided such Lien will be subordinated to the Liens securing the Senior Obligations and such Cash Collateral use or Post-Petition Financing (and all obligations relating thereto) on the same basis as the other Liens securing the CHG Lease Obligations are so subordinated to the Senior Obligations under this Agreement; and

(2)   in the event CHG, on behalf of itself or any of the other Junior Creditors, seeks or requests adequate protection in respect of CHG Lease Obligations and such adequate protection is granted in the form of additional collateral, then CHG, on behalf of itself and any of the Junior Creditors, agrees that the Senior Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the Senior Obligations and for any Cash Collateral use or Post-Petition Financing provided by the Senior Creditors and that any Lien on such additional collateral securing the CHG Lease Obligations shall be subordinated to the Lien on such collateral securing the Senior Obligations and any such Post-Petition Financing provided by the Senior Creditors (and all obligations relating thereto) and to any other Liens granted to the Senior Creditors as adequate protection on the same basis as the other Liens securing the CHG Lease Obligations are so subordinated to such Senior Obligations under this Agreement. Except as otherwise expressly set forth in Section 9.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of CHG or the Junior Creditors from seeking adequate protection with respect to their rights in the Shared Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

(3)   if any of the Senior Creditors are granted adequate protection in the form of an administrative claim in connection with any Post-Petition Financing or use of Cash Collateral, then CHG, on behalf of itself or any of the Junior Creditors, may seek or request adequate protection in the form of an administrative claim without the Senior Creditors objecting to or contesting such administrative claim status; provided such administrative claim will be subordinated to the administrative claim of the Senior Creditors.

(4)   in the event CHG, on behalf of itself or any of the other Junior Creditors, is granted adequate protection in the form of an administrative claim in connection with any Post-Petition Financing or use of Cash Collateral, then the Senior Agent, on behalf of itself and the other Senior Creditors, shall also be entitled to seek or request, without objection from CHG or any other Junior Creditor, adequate protection in the form of an administrative claim, which administrative claim, if obtained, shall be senior to the administrative claim of CHG and the other Junior Creditors.

9.4   No Waiver; Voting Rights. Subject to Section 9.3, nothing contained herein shall prohibit or in any way limit the Senior Collateral Agent or any Senior Creditor from objecting on any basis in any Insolvency or Liquidation Proceeding or otherwise to any action taken by CHG or any other Junior Creditor, including the seeking by CHG or any other Junior Creditor of adequate protection or the assertion by CHG or any other Junior Creditor of any of its rights and remedies under the CHG Lease Facility Documents or otherwise.

9.5   Preference Issues. If any Specified Senior Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Grantor any amount (a "Recovery"), then the Specified Senior Obligations shall be reinstated to the extent of such Recovery and the Specified Senior Creditors shall be entitled to a reinstatement of such Specified Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

9.6   Post-Petition Interest. (a) Neither CHG nor any other Junior Creditor nor any Specified Subordinated Creditor shall oppose or seek to challenge any claim by the Senior Collateral Agent or any other Senior Creditor for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of post-petition interest, fees or expenses. Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement is expressly intended to include and does include the "rule of explicitness" in that this Agreement expressly entitles the Senior Creditors, and is intended to provide the Senior Creditors with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Borrower or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.

(b)   Neither the Senior Collateral Agent nor any other Senior Creditor nor any Specified Subordinated Creditor shall oppose or seek to challenge any claim by CHG or any other Junior Creditor for allowance in any Insolvency or Liquidation Proceeding of CHG Lease Obligations consisting of post-petition interest, fees or expenses so long as the Senior Creditors are receiving post-petition interest, fees or expenses in at least the same form being requested by the Junior Creditors and then only to the extent of the value of the Lien of CHG on behalf of the Junior Creditors on the Shared Collateral (after taking into account the value of the Lien of the Senior Collateral Agent on behalf of the Senior Creditors on the Shared Collateral); provided, however, to the extent that any such payments are later recharacterized as payments of principal by the applicable bankruptcy court, such payments shall, upon such recharacterization, be turned over to the Senior Creditors and applied to the Senior Obligations in accordance with Section 6 hereof.

(c)   Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the Senior Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the CHG Lease Obligations (and the security therefor).

9.7   Waiver. CHG, for itself and on behalf of the other Junior Creditors, waives any claim it may hereafter have against any Senior Creditor arising out of the election by any Senior Creditor of the application to the claims of any Senior Creditor of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any Cash Collateral or Post-Petition Financing arrangement or out of any grant of a security interest in connection with the Shared Collateral in any Insolvency or Liquidation Proceeding.

9.8   Limitations. So long as the Discharge of Senior Facilities Obligations has not occurred, without the express written consent of the Senior Collateral Agent, none of the Junior Creditors shall (or shall join with or support any third party making, opposing, objecting or contesting, as the ease may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of the Senior Creditors or the value of any claims of Senior Creditors under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the Senior Creditors of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

SECTION 10. Reliance; Waivers; Etc.

10.1   Reliance. Other than any reliance on the terms of this Agreement, each Specified Senior Agent, on behalf of itself and the Specified Senior Creditors, acknowledges that it and the other Specified Senior Creditors have, independently and without reliance on any Specified Subordinated Creditors, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the documents relating to such Specified Senior Facility and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under such documents or this Agreement. Each Specified Subordinated Creditor acknowledges that it has independently and without reliance on the Specified Senior Agent or any other Specified Senior Creditor, and based on documents and information deemed by them appropriate, made its own credit analysis and decision to enter into each of the documents relating to the Specified Subordinated Debt and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under such documents or this Agreement.

10.2   No Warranties or Liability. The Senior Collateral Agent, on behalf of itself and the Senior Creditors under the Senior Documents, acknowledges and agrees that each of CHG and the other Junior Creditors has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the CHG Lease Facility Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Junior Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the CHG Lease Facility Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. CHG, on behalf of itself and the Junior Creditors, acknowledges and agrees that each of the Senior Collateral Agent and the Senior Creditors has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Senior Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective Senior Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Senior Collateral Agent and the Senior Creditors shall have no duty to CHG or any of the Junior Creditors to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any other Grantor (including under the Senior Documents), regardless of any knowledge thereof which they may have or be charged with. CHG and the Junior Creditors shall have no duty to the Senior Collateral Agent or any of the Senior Creditors to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default under any agreements with the Borrower or any Grantor (including under the CHG Lease Facility Documents), regardless of any knowledge thereof which they may have or be charged with.

10.3   No Waiver of Lien Priorities. (a) No right of the Senior Creditors, the Senior Collateral Agent or any of them to enforce any provision of this Agreement or any Senior Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Grantor or by any act or failure to act by any Senior Creditor or the Senior Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Documents or any of the CHG Lease Facility Documents, regardless of any knowledge thereof which the Senior Collateral Agent or the Senior Creditors, or any of them, may have or be otherwise charged with.

(b)   Without in any way limiting the generality of the foregoing paragraph (but except as otherwise provided in this Agreement and subject to the rights of the Borrower and the other Grantors under the Senior Documents), the Senior Creditors, the Senior Collateral Agent and any of them may, at any time and from time to time in accordance with the Senior Documents and/or applicable law, without the consent of, or notice to, CHG or any other Junior Creditor, without incurring any liabilities to CHG or any other Junior Creditor and without impairing or releasing the Lien and debt priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of CHG or any Junior Creditors is affected, impaired or extinguished thereby) do any one or more of the following:

(i)   make loans and advances to any Grantor or guaranty or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii)   change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Senior Obligations or any Lien on any Senior Collateral or guaranty thereof or any liability of the Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, Refinance, exchange, extend, modify or supplement in any manner any Liens held by the Senior Collateral Agent or any of the Senior Creditors, in respect of the Senior Obligations or any of the Senior Documents;

(iii)   sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Collateral or any liability of the Borrower or any other Grantor to the Senior Creditors or the Senior Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iv)   settle or compromise any Senior Obligation or any other liability of the Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Obligations) in any manner or order;

(v)   exercise or delay in or refrain from exercising any right or remedy against the Borrower or any other Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Borrower, any other Grantor or any Senior Collateral and any security and any guarantor or any liability of the Borrower or any other Grantor to the Senior Creditors or any liability incurred directly or indirectly in respect thereof; and

(vi)   release or discharge any Senior Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other Person with respect thereto.

(c)   Until the Discharge of Senior Facilities Obligations, CHG, on behalf of itself and the other Junior Creditors, and each other Junior Creditor (by its acceptance of the benefits of the CHG Lease Facility Documents), agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Senior Collateral or any other similar rights a junior secured creditor may have under applicable law.

10.4   Waiver of Liability. CHG, on behalf of itself and the Junior Creditors, also agrees that the Senior Creditors and the Senior Collateral Agent shall have no liability to CHG or any other Junior Creditors, and CHG, on behalf of itself and the other Junior Creditors, hereby waives any claim against any Senior Creditor or the Senior Collateral Agent, arising out of any and all actions which the Senior Creditors or the Senior Collateral Agent may take or permit or omit to take, in each case other than to the extent undertaken in breach of this Agreement or applicable law, with respect to: (i) the Senior Documents other than this Agreement (including, without limitation, any failure to perfect or obtain perfected security interests in the Senior Collateral), (ii) the collection of the Senior Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Senior Collateral. CHG, on behalf of itself and the Junior Creditors, agrees that the Senior Creditors and the Senior Collateral Agent have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the Senior Collateral, the Senior Obligations or otherwise. Neither the Senior Collateral Agent nor any other Senior Creditor nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings, the Borrower or any other Grantor or upon the request of CHG, any other holder of CHG Lease Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the foregoing, CHG and each Junior Creditor by accepting the benefits of the CHG Lease Facility Documents agrees that neither the Senior Collateral Agent nor any other Senior Creditor (in directing the Senior Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any class of creditors holding Senior Obligations, CDF2 Loan Obligations or CHG Lease Obligations, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of creditors from such realization, sale, disposition or liquidation.

10.5   Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Collateral Agent and the other Senior Creditors and CHG and the other

Junior Creditors, respectively, hereunder (including the Lien priorities established hereby) shall remain in full force and effect irrespective of:

(a)   any lack of validity or enforceability of any Senior Document or any CHG Lease Facility Document;

(b)   except as otherwise set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or CHG Lease Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Document or any CHG Lease Facility Document;

(c)   except as otherwise set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or CHG Lease Obligations or any guarantee thereof;

(d)   the commencement of any Insolvency or Liquidation Proceeding in respect of Holdings, the Borrower or any other Grantor; or

(e)   any other circumstances which otherwise might constitute a defense available to, or a discharge of, Holdings, the Borrower or any other Grantor (other than payment in full under the terms of the Senior Documents and/or the CHG Lease Facility Documents, as applicable) in respect of the Senior Obligations or of CHG or any other Junior Creditor in respect of this Agreement.

SECTION 11. Miscellaneous.

11.1   Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Facilities Documents, the CHG Lease Facility Documents or the Subordinated Notes, the provisions of this Agreement shall govern and control.

11.2   Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of subordination and the Specified Senior Creditors may continue, at any time and without notice to the Specified Subordinated Creditors, to extend credit and other financial accommodations and lend monies to or for the benefit of Holdings, the Borrower or any other Grantor constituting Specified Senior Obligations in reliance hereon.  Each Specified Subordinated Creditor hereby agrees that it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, and waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a "subordination agreement" within the meaning of Section 510(a) of the Bankruptcy

Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to Holdings, the Borrower or any other Grantor shall include Holdings, the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for Holdings, the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.  This Agreement shall terminate and be of no further force and effect, (i) with respect to the holders of the Second Subordinated Notes, upon Discharge of Second Subordinated Notes, (ii) with respect to the holders of the First Subordinated Notes, upon Discharge of First Subordinated Notes, (iii) with respect to CHG and the other Junior Creditors, upon Discharge of the CHG Lease Obligations and (iv) with respect to the Senior Agent and the other Senior Facilities Creditors, upon Discharge of Senior Facilities Obligations, in each case, subject to the rights of the Specified Senior Creditors under Section 9.5 hereof.

11.3   Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be made unless the same shall be in writing signed on behalf of each party hereto; provided that (a) additional Grantors may be added as parties hereto in accordance with the provisions of Section 11.18 of this Agreement, and (b) that the consent of the holders of the Subordinated Notes shall not be required for any such amendment, modification or waiver (other than any amendment, modification or waiver of any provision of Section 8 hereof that directly affects such holder's rights, interests, liabilities or privileges or imposes additional obligations on such holder).  Notwithstanding anything to contrary contained herein, no amendment, modification or waiver of the rights of Approved Vendors to payments under Sections 4.4(g), 4.5(g) or 4.9 hereof with respect to amounts owing under Supply Agreements shall be made, or be effective, without the signed written consent of the Approved Vendors.  Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, interests, liabilities or privileges are directly affected or imposes additional obligations on a Grantor.

11.4   Information Concerning Financial Condition of the Grantors and their Subsidiaries. Each party to this Agreement shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the Senior Facilities Obligations, the CHG Lease Obligations or the Subordinated Notes and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Facilities Obligations, the CHG Lease Obligations or the Subordinated Notes.  No party hereto (other than Holdings, the Borrower and any other Grantors, to the extent set forth in the Senior Facilities Documents, the CHG Lease Facility Documents and the Subordinated Notes) shall have a duty to advise any other party hereto of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event any such party undertakes at any time or from time to time to provide any such information to any other party or parties, such party shall be under no obligation (w) to make, and such other party shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

11.5   Subrogation.  Subject to the prior payment in full in cash of all Specified Senior Debt, the Specified Subordinated Creditors shall be subrogated to the rights of the payees and holders of Specified Senior Debt to receive payments or distributions of assets of the relevant Grantors applicable to such Specified Senior Debt until all amounts owing on the Specified Subordinated Debt shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Specified Senior Debt by or on behalf of any Grantor or by or on behalf of the Specified Subordinated Creditors by virtue of this Agreement which otherwise would have been made to the Specified Subordinated Creditors shall, as between the Grantors, their creditors other than the payees and holders of Specified Senior Debt, and the Specified Subordinated Creditors, be deemed to be payment by the relevant Grantor to or on account of the Specified Subordinated Debt, it being understood that this Agreement is and is intended solely for the purpose of defining the relative rights of the Specified Subordinated Creditors, on the one hand, and the payees and holders of the Specified Senior Debt, on the other hand.

11.6   Application of Payments. Subject to the terms of the Senior Security Documents, all payments received by the Senior Collateral Agent or the other Senior Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Creditors, in their sole discretion, deem appropriate.  Subject to Section 7.3(e) hereof, CHG, on behalf of itself and the Junior Creditors, assents to any extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or, subject to the terms of Section 7.1(a) hereof, release of any security constituting Shared Collateral which may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor; provided that the Senior Collateral Agent, on behalf of itself and the other Senior Creditors, and CHG, on behalf of itself and the other Junior Creditors, agree that the Grantors shall not substitute or exchange any security constituting Shared Collateral under this Section 11.6, unless it has also granted or contemporaneously grants a Lien on such substituted or exchanged asset or property to secure the CHG Lease Obligations and has taken all actions to perfect such new Liens.

11.7   SUBMISSION TO JURISDICTION; WAIVERS. (a) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL

CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)   THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH EACH MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 11.7(a) HEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)   EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SENIOR DOCUMENTS, THE CDF2 LOAN DOCUMENTS, THE CHG LEASE FACILITY DOCUMENTS AND THE SUBORDINATED NOTES BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.8   Notices. All notices to the Junior Creditors and the Senior Facilities Creditors permitted or required under this Agreement may be sent to CHG and the Senior Collateral Agent, respectively.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by a nationally recognized courier service or U.S. mail and shall be deemed to have been given when delivered in person or by such courier service, upon receipt of electronic mail or five (5) Business Days after deposit in the U.S. mail (registered or certified, with first class postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

11.9   Further Assurances. Each of the Senior Agent, on behalf of itself and the Senior Creditors under the Senior Documents, CHG, on behalf of itself and the Junior Creditors,

the Borrower and each other Grantor, agrees that each of them shall take such further action and shall execute and deliver, at the Borrower's expense, such additional documents and instruments (in recordable form, if requested) as the Senior Agent or CHG may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

11.10   APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.11   Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Agent, the other Senior Creditors, CHG, the other Junior Creditors, the Approved Vendors, Cinedigm, Holdings, the Borrower and any other Grantors and their respective successors and assigns; provided that no Grantor may assign any of its rights or obligations under this Agreement without the prior written consent of the Senior Agent and CHG, and the Senior Agent, the Senior Creditors, CHG, the other Junior Creditors, the Approved Vendors and Cinedigm may assign their rights and obligations under this Agreement to the extent permitted by the Senior Facilities Documents, the CHG Lease Facility Documents and the Subordinated Notes, as the case may be.

11.12   Specific Performance. Each Specified Senior Creditor and each Specified Subordinated Creditor may demand specific performance of this Agreement.  Each of the Specified Senior Creditor and each Specified Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by such Specified Senior Creditor or such Specified Subordinated Creditor, as the case may be, it being understood and agreed that (x) each Specified Senior Creditor's and/or each Specified Subordinated Creditors' damages from their respective actions, as the case may be, may at that time be difficult to ascertain and may be irreparable, and (y) each Specified Senior Creditor and each Specified Subordinated Creditor waives any defense that the Grantors and/or the Specified Senior Creditors and/or the Subordinated Junior Creditors, as the case may be, cannot demonstrate damage and/or be made whole by the awarding of damages.

11.13   Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

11.14   Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single, contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

11.15   Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement on behalf of such party.

11.16   No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the Senior Agent, on behalf of itself and the other Senior Creditors, CHG, on behalf of itself and the other Junior Creditors, Cinedigm, the Approved Vendors and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder. Nothing in this Agreement shall impair the obligations of Holdings, the Borrower and the other Grantors to pay principal, interest, fees and other amounts owed with respect to the Senior Obligations, the CDF2 Loan Obligations, the CHG Lease Obligations, the First Subordinated Notes and the Second Subordinated Notes.

11.17   Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Specified Senior Creditors, on the one hand, and the Specified Subordinated Creditors, on the other hand.  Except as expressly set forth herein, none of Holdings, the Borrower, any other Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of Holdings, the Borrower or any other Grantor, which are absolute and unconditional, to pay the Specified Senior Obligations and the Specified Subordinated Obligations as and when the same shall become due and payable.

11.18   Additional Grantors; Joinders.  (a)  It is understood and agreed that Parent Holdings, Holdings, the Borrower and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto.  The original Grantors hereby covenant and agree to cause each Subsidiary of Parent Holdings which becomes a Grantor under a Senior Facilities Document and a CHG Lease Security Document after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing and delivering a counterpart hereof to the Specified Senior Agent or by executing and delivering a joinder or assumption agreement in form and substance reasonably satisfactory to the Specified Senior Agent.  The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Grantor under a Senior Facilities Document or a CHG Lease Security Document at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

(b)   It is understood and agreed that Ballantyne on the date hereof shall constitute the original Approved Vendor.  Additional Persons who become Approved Vendors after the date hereof, pursuant to the terms of the Senior Credit Agreement, shall become a party hereto by executing and delivering a counterpart hereof to the Specified Senior Agent or by executing and delivering a joinder or assumption agreement in form and substance reasonably satisfactory to the Specified Senior Agent, contemporaneously with such Approved Vendors' entry into a Supply Agreement with Holdings.

(c)   Permitted successors and assigns pursuant to Section 11.11 hereof shall execute and deliver a counterpart hereof to the Specified Senior Agent or execute and deliver a joinder or assumption agreement in form and substance reasonably satisfactory to the Specified Senior Agent; provided however that this Agreement shall remain binding on such successors and assigns despite any failure to execute and deliver such counterpart, joinder or assumption agreement.

11.19   The Senior Agents and CHG. (a) The Grantors hereby acknowledge that, solely as between the Grantors, the Senior Agents and CHG, all of the rights, privileges, protections, indemnities and immunities afforded (i) CHG under the CHG Lease Facility Documents and (ii) the Senior Agents under the Senior Credit Agreement and the other Senior Documents are hereby incorporated herein by reference as if set forth herein, in full.

(b)   Each party hereto hereby acknowledges and agrees that each of the Senior Agents and CHG are entering into this Agreement solely in their capacity under the Senior Credit Documents and the CHG Lease Facility Documents, respectively, and not in their individual capacity.

(c)   The Senior Agents shall not be deemed to owe any fiduciary duty to CHG or the other Junior Creditors, on the one hand, and CHG shall not be deemed to owe any fiduciary duty to the Senior Agents or the other Senior Creditors, on the other hand. With respect to CHG and the other Junior Creditors, each of the Senior Agents undertakes to perform, or to observe only such of its covenants and obligations as are specifically set forth in this Agreement and no implied covenants or obligations with respect to the CHG or the other Junior Creditors shall be read into this Agreement against the Senior Agents. With respect to the Senior Agents and the other Senior Creditors, CHG undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Agreement and no implied covenants or obligations with respect to the Senior Agents or the other Senior Creditors shall be read into this Agreement against CHG.

(d)   The provisions of this Section 11.19 shall survive the termination of this Agreement.

11.20   Relationship of Creditors. Nothing set forth herein shall create or evidence a joint venture, partnership or an agency or fiduciary relationship among the payees and holders of the Senior Facilities Obligations, the CHG Lease Obligations and/or the Subordinated Notes.  None of the payees and holders of the Senior Facilities Obligations, the CHG Lease Obligations and/or the Subordinated Notes (other than any Grantors) or any of their respective directors, officers, or agents or employees shall be responsible to any other party hereto or to any other person or entity for any Grantor's solvency, financial condition or ability to repay the Senior Obligations, the CHG Lease Obligations or Subordinated Notes, or for statements of any Grantor, oral or written, or for the validity, sufficiency or enforceability of the documents relating to the Senior Facilities Obligations, the CHG Lease Obligations and the Subordinated Notes, or any security interests granted by any Grantor to any Secured Creditor in connection therewith.  Each Specified Senior Creditor and each Specified Subordinated Creditor has entered into its respective financing agreements with the Grantors based upon its own independent investigation, and neither the Specified Senior Agent nor any other agent for any Specified Subordinated Creditors makes any warranty or representation to any other agent, or the creditors for which it acts as agent, nor does it rely upon any representation of any other agent, or the creditors for which it acts as agent, with respect to matters identified or referred to in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Multiparty Agreement as of the date first written above.

Notice Address: 55 Madison Ave., Suite 300 Morristown, NJ 07960 Attn: Adam Mizel Facsimile: 973.290.0081 Telephone: 646.375.3382	CINEDIGM DIGITAL FUNDING 2, LLC, as Borrower By: /s/ Gary S. Loffredo Name: Gary S. Loffredo Title: General Counsel and Secretary

  Signature Page to Multiparty Agreement

Notice Address: 55 Madison Ave., Suite 300 Morristown, NJ 07960 Attn: Adam Mizel Facsimile: 973.290.0081 Telephone: 646.375.3382	ACCESS DIGITAL CINEMA PHASE 2 CORP., as Grantor By: /s/ Gary S. Loffredo Name: Gary S. Loffredo Title: Secretary

Signature Page to Multiparty Agreement

Notice Address: 55 Madison Ave., Suite 300 Morristown, NJ 07960 Attn: Adam Mizel Facsimile: 973.290.0081 Telephone: 646.375.3382	CDF2 HOLDINGS, LLC, as Grantor By: /s/ Gary S. Loffredo Name: Gary S. Loffredo Title: President

Signature Page to Multiparty Agreement

Notice Address: 55 Madison Ave., Suite 300 Morristown, NJ 07960 Attn: Adam Mizel Facsimile: 973.290.0081 Telephone: 646.375.3382	CINEDIGM DIGITAL CINEMA CORP. By: /s/ Gary S. Loffredo Name: Gary S. Loffredo Title: General Counsel and Secretary

Signature Page to Multiparty Agreement

Notice Address: 21800 Oxnard Street, Suite 400 Woodland Hills, CA 91367 Attn: John Sandoval Facsimile: 818.702.1800 Telephone: 818.702.1821	CHG-MERIDIAN U.S. FINANCE, LTD., as Junior Creditor By: /s/ John P. Sandoval Name: John P. Sandoval Title: Executive Vice President

Signature Page to Multiparty Agreement

Notice Address: 1221 Avenue of the Americas New York, NY 10020 Attention: Justine Dupont-Nivet Facsimile: 212.278.6136 Telephone: 212.278.5915	SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH, as Senior Agent By: /s/ Richard O. Knowlton Richard O. Knowlton Managing Director

Signature Page to Multiparty Agreement

Notice Address: 1221 Avenue of the Americas New York, NY 10020 Attention: Justine Dupont-Nivet Facsimile: 212.278.6136 Telephone: 212.278.5915	SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH, as CHG Lease Collateral Agent By: /s/ Richard O. Knowlton Richard O. Knowlton Managing Director

Signature Page to Multiparty Agreement

Notice Address: 1221 Avenue of the Americas New York, NY 10020 Attention: Justine Dupont-Nivet Facsimile: 212.278.6136 Telephone: 212.278.5915	SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH, as CDF2 Loan Collateral Agent By: /s/ Richard O. Knowlton Richard O. Knowlton Managing Director

Signature Page to Multiparty Agreement

Notice Address:

4350 McKinley Street
Omaha, NE 68112
Attention:  Chris Stark
Facsimile:  402-453-7238
Telephone:  402-453-4444

With a copy to:

Myron J. Kaplan
McGill, Gotsdiner, Workman & Lepp, P.C.
11404 W. Dodge Road, Suite 500
Omaha, NE  68154

BALLANTYNE STRONG, INC., as Approved Vendor By: /s/ Christopher Stark Name: Christopher Stark Title: Senior VP & COO

Signature Page to Multiparty Agreement